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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 17, 2002

                                      AMONG

                        PHILLIPS-VAN HEUSEN CORPORATION,

                               CALVIN KLEIN, INC.,

                          CALVIN KLEIN (EUROPE), INC.,

                         CALVIN KLEIN (EUROPE II) CORP.,

                           CALVIN KLEIN EUROPE S.R.L.,

                                CK SERVICE CORP.,

                                  CALVIN KLEIN,

                                 BARRY SCHWARTZ,

               TRUST FOR THE BENEFIT OF THE ISSUE OF CALVIN KLEIN,

              TRUST FOR THE BENEFIT OF THE ISSUE OF BARRY SCHWARTZ,

                           STEPHANIE SCHWARTZ-FERDMAN

                                       AND

                                JONATHAN SCHWARTZ

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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I. CLOSING; SALE AND PURCHASE....................................   1

   1.1     The Closing...................................................   1
   1.2     Sale and Purchase of the Purchase Shares......................   2
   1.3     Delivery of Purchase Price and Stock Certificates.............   2
   1.4     Purchase Price Adjustment.....................................   2
   1.5     Purchase of Design Services Agreement.........................   4
   1.6     Satisfaction of Debt..........................................   8
   1.7     Releases .....................................................   9
   1.8     Actions Simultaneous..........................................  10

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH
            RESPECT TO THE PURCHASE SHARES...............................  10

   2.1     Authority; Execution and Delivery; Enforceability.............  10
   2.2     Non-Contravention.............................................  10
   2.3     Title to Purchase Shares......................................  11
   2.4     Consents and Approvals........................................  11
   2.5     Litigation and Claims.........................................  11
   2.6     Investment Representations....................................  11
   2.7     No Finder.....................................................  12

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE CK COMPANIES,
             MR. KLEIN AND MR. SCHWARTZ WITH RESPECT TO THE
             CK COMPANIES AND THE CK TRUST...............................  12

   3.1     Organization; Good Standing...................................  12
   3.2     Equity Interests..............................................  13
   3.3     Authority; Execution and Delivery; Enforceability.............  13
   3.4     Non-Contravention.............................................  13
   3.5     Corporate and Trust Documents; Books and Records..............  14
   3.6     Capitalization; Options; Trust Interests......................  14
   3.7     Consents and Approvals........................................  15
   3.8     Title to Assets...............................................  15
   3.9     Real Property.................................................  15
   3.10    Employment Related Agreements and Actions.....................  15
   3.11    Contracts.....................................................  18
   3.12    Intellectual Property.........................................  20
   3.13    Insurance.....................................................  22
   3.14    Financial Statements; Liabilities.............................  22
   3.15    Tax Matters...................................................  23
   3.16    Absence of Certain Changes and Events.........................  24
   3.17    Litigation and Claims.........................................  26
   3.18    Governmental Permits; Compliance with Laws....................  26
   3.19    Environmental Matters.........................................  27
   3.20    Employee Plans................................................  27
   3.21    No Finder.....................................................  30


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ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PVH........................  30

   4.1     Organization; Good Standing...................................  30
   4.2     Authority; Execution and Delivery; Enforceability.............  30
   4.3     Non-Contravention.............................................  30
   4.4     Consents and Approvals........................................  31
   4.5     Equity Matters................................................  31
   4.6     Litigation and Claims.........................................  31
   4.7     SEC Reports...................................................  31
   4.8     Private Offering..............................................  32
   4.9     Capitalization................................................  32
   4.10    Listing  34
   4.11    Financial Statements..........................................  33
   4.12    Tax Matters...................................................  33
   4.13    Intellectual Property.........................................  34
   4.14    Employee Plans................................................  34
   4.15    Compliance with Laws; Permits.................................  37
   4.16    Environmental Protection......................................  38
   4.17    No Finder.....................................................  38
   4.18    No Reliance...................................................  38

ARTICLE V. ACTION PRIOR TO THE CLOSING DATE..............................  39

   5.1     Conduct of Business...........................................  39
   5.2     No Breach of Representations and Warranties;
           Notification of Certain Matters...............................  42
   5.3     Access .......................................................  42
   5.4     Standstill....................................................  42
   5.5     Notice of Litigation..........................................  43
   5.6     Fulfillment of Conditions to PVH's Obligations................  43
   5.7     Fulfillment of Conditions to Sellers' Obligations.............  43
   5.8     Governmental Consents.........................................  43
   5.9     Third Party Consents..........................................  43
   5.10    Publicity.....................................................  43
   5.11    Transfer of Certain Assets....................................  44

ARTICLE VI. OTHER AGREEMENTS OF THE PARTIES..............................  44

   6.1     Cooperation in Litigation; Retention of Employees.............  44
   6.2     Employees.....................................................  44
   6.3     Non-Competition, Non-Solicitation,
           Non-Derogation and Confidentiality............................  46
   6.4     Tax Matters...................................................  48
   6.5     Access........................................................  51
   6.6     Directors' and Officers' Indemnification
           and Insurance.................................................  51
   6.7     Offices.......................................................  51
   6.8     Legend........................................................  51
   6.9     Certain Matters.  Each party agrees to comply with
           Section 6.9 of the CK Companies Disclosure Schedule...........  52
   6.10    Further Assurances............................................  52


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ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF PVH..................  52

   7.1     Representations and Warranties................................  52
   7.2     Performance...................................................  52
   7.3     No Material Adverse Effect....................................  53
   7.4     Certificates..................................................  53
   7.5     No Injunction.................................................  53
   7.6     CK Debt Obligations; Liens Discharged.........................  53
   7.7     HSR Act Clearance.............................................  53
   7.8     Government Approvals..........................................  53
   7.9     Third Party Consents..........................................  53
   7.10    Consulting Agreement..........................................  53
   7.11    Agreement and Assignment......................................  53
   7.12    Notarial Deed.................................................  53
   7.13    Stock Certificates............................................  54
   7.14    Good Standing.................................................  54
   7.15    Resignations..................................................  54
   7.16    Stockholder Loans.............................................  54
   7.17    Termination under Design Services Agreement...................  54
   7.18    Escrow Agreement.  The Sellers shall have entered
           into the Escrow Agreement.....................................  54

ARTICLE VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS.........  54

   8.1     Representations and Warranties................................  54
   8.2     Performance...................................................  54
   8.3     Certificates..................................................  54
   8.4     No Injunction.................................................  55
   8.5     HSR Act Clearance.............................................  55
   8.6     Government Approvals..........................................  55
   8.7     Consulting Agreement..........................................  55
   8.8     Agreement and Assignment......................................  55
   8.9     Equity Matters................................................  55
   8.10    Notarial Deed.................................................  55
   8.11    Termination under Design Services Agreement...................  55
   8.12    Security Agreements...........................................  55
   8.13    Registration Rights Agreement.................................  55
   8.14    Escrow Agreement.  PVH shall have entered into
           the Escrow Agreement..........................................  55
   8.15    Opinion.......................................................  55

ARTICLE IX. INDEMNIFICATION..............................................  56

   9.1     Survival .....................................................  56
   9.2     Indemnification by the Sellers................................  56
   9.3     Indemnification by PVH........................................  58
   9.4     Limitations on Indemnification................................  59
   9.5     Tax Treatment of Indemnity Payments...........................  60
   9.6     Tax Refunds...................................................  60
   9.7     Notice of Claims..............................................  61
   9.8     Third Party Claims............................................  61


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ARTICLE X. TERMINATION...................................................  62

   10.1    Termination...................................................  62
   10.2    Effects of Termination........................................  62

ARTICLE XI. MISCELLANEOUS................................................  63

   11.1    Expenses of the Transaction...................................  63
   11.2    Notices.......................................................  63
   11.3    No Modification Except in Writing.............................  64
   11.4    Entire Agreement..............................................  64
   11.5    Severability..................................................  64
   11.6    Assignment....................................................  65
   11.7    Governing Law; Jurisdiction...................................  65
   11.8    Specific Performance..........................................  65
   11.9    Headings; References..........................................  66
   11.10   Interpretation................................................  66
   11.11   Schedules.....................................................  66
   11.12   Third Parties.................................................  66
   11.13   Counterparts..................................................  66


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                                    APPENDIX

APPENDIX A.  DEFINITIONS.................................................   A-1

                                    SCHEDULES

SCHEDULE I.    CK COMPANIES DISCLOSURE SCHEDULE..........................   I-1

SCHEDULE II.   PVH DISCLOSURE SCHEDULE...................................  II-1

SCHEDULE III.  SELLERS DISCLOSURE SCHEDULE............................... III-1

SCHEDULE IV.   BALANCE SHEET RULES.......................................  IV-1

SCHEDULE V.    LIQUIDATED DAMAGES STATEMENT..............................   V-1

                                    EXHIBITS

ALLOCATION AMONG SELLERS                                              EXHIBIT A

FORM OF ESCROW AGREEMENT                                              EXHIBIT B

FORM OF DESIGN SERVICES PAYMENT STATEMENT                             EXHIBIT C

FORM OF CONSULTING AGREEMENT                                          EXHIBIT D

FORM OF AGREEMENT AND ASSIGNMENT                                      EXHIBIT E

FORM OF NOTARIAL DEED                                                 EXHIBIT F

FORM OF SCHWARTZ DESIGN SERVICES FORM                                 EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT                                 EXHIBIT H

FORM OF DESIGN SERVICES SECURITY AGREEMENT                            EXHIBIT I

FORM OF WARRANT                                                       EXHIBIT J

FORM OF INTERCREDITOR AGREEMENT                                       EXHIBIT K

FORM OF GUARANTEE                                                     EXHIBIT L


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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT ("Agreement"), dated as of December 17, 2002, among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation ("PVH"), CALVIN KLEIN, INC., a New York corporation ("CKI"), CALVIN KLEIN (EUROPE), INC., a Delaware corporation ("CK Europe I"), CALVIN KLEIN (EUROPE II) CORP., a Delaware corporation ("CK Europe II"), CALVIN KLEIN EUROPE S.R.L., a limited liability company organized under the laws of Italy ("CK Italy"), CK SERVICE CORP., a Delaware corporation ("Service Corp." and, together with CKI, CK Europe I, CK Europe II and CK Italy, the "CK Companies"), CALVIN KLEIN ("Mr. Klein"), BARRY SCHWARTZ ("Mr. Schwartz"), TRUST FOR THE BENEFIT OF THE ISSUE OF CALVIN KLEIN (the "Klein Trust"), TRUST FOR THE BENEFIT OF THE ISSUE OF BARRY SCHWARTZ (the "Schwartz Trust"), STEPHANIE SCHWARTZ-FERDMAN ("Schwartz-Ferdman") and JONATHAN SCHWARTZ ("J. Schwartz" and, together with Mr. Klein, Mr. Schwartz, the Klein Trust, the Schwartz Trust and Schwartz-Ferdman, the "Sellers").

                              W I T N E S S E T H:

     WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of the capital stock (or all of the outstanding parts of capital in the case of CK Italy) of each CK Company (the "Purchase Shares");

     WHEREAS, PVH desires to purchase and acquire from the Sellers, and the Sellers desire to sell and transfer to PVH, the Purchase Shares on the terms and subject to the conditions hereinafter set forth;

     WHEREAS, PVH desires to purchase and acquire from Mr. Klein, and Mr. Klein desires to sell and transfer to PVH, his rights under the Design Services Agreement (as herein defined); and

     WHEREAS, terms used in this Agreement and not otherwise defined in this Agreement are defined in Appendix A hereto.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                           CLOSING; SALE AND PURCHASE


     1.1 The Closing. The closing (the "Closing") of the transactions contained in this Article I shall take place at 10:00 A.M., Eastern Time, on the second Business Day after all of the conditions contained in Articles VII and VIII have been satisfied or waived (other than those conditions which will be satisfied at the Closing Time), provided, that, if the HSR Clearance in connection with the Apax Transaction has not been received by such second Business Day, then (i) the conditions contained in Sections 7.1, 7.8 and 7.9 shall be deemed to have been satisfied as of such second Business Day (the "HSR Date") and (ii) the Closing shall take place at 10:00

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A.M., Eastern Time, on the second Business Day after such HSR Clearance has been received; provided, further, that if all the conditions contained in Articles
VII and VIII have been satisfied or waived, the Closing shall take place not later than the Termination Date, or at such other time or such other date as PVH and the Sellers may agree, at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York. (Hereinafter, such date is referred to as the "Closing Date" and such time on the Closing Date is referred to as the "Closing Time.")

     1.2 Sale and Purchase of the Purchase Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, the Sellers agree to sell, convey, transfer, assign and deliver to PVH certificates (or such other appropriate evidences of ownership with respect to CK Italy) representing the Purchase Shares, duly endorsed in blank or accompanied by stock or other appropriate powers in blank with all appropriate transfer stamps affixed thereto (the "Stock Certificates"), and PVH (and its designee in the case of CK Italy) agrees to purchase from the Sellers the Purchase Shares, for an aggregate purchase price consisting of (i) $400,000,000 in cash (the "Cash Purchase Price"), as adjusted in accordance with Section 1.4, and (ii) such number of shares of PVH Common Stock equal to the quotient of (x) $30,000,000 over (y) the PVH Common Stock Closing Price (the "PVH Shares" and, together with the Cash Purchase Price, the "Purchase Price").

     1.3 Delivery of Purchase Price and Stock Certificates. (a) At the Closing, (i) the Cash Purchase Price shall be paid by PVH to the Sellers by wire transfer of immediately available funds to accounts designated in writing by the Sellers at least two Business Days prior to the Closing, (ii) subject to Section 1.3(b), the PVH Shares shall be delivered by PVH to the Sellers, and (iii) the Stock Certificates shall be delivered by the Sellers to PVH, and in the case of
(i) and (ii) in the proportions as set forth on Exhibit A.

     (b) At the Closing Time, the Holdback Shares shall be deposited in escrow and held pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"). The Sellers agree, that, in accordance with the terms of the Escrow Agreement, all of the certificates representing the Holdback Shares shall be delivered, along with stock powers executed by such Sellers in blank, to the escrow agent named therein.

     1.4 Purchase Price Adjustment. In accordance with the procedures set forth in this Section 1.4, the Cash Purchase Price shall be adjusted as follows:

     (a) At least five Business Days prior to the Closing Date, the chief financial officer of CKI, on behalf of the Sellers, shall deliver to PVH a good faith estimate (as adjusted, the "Estimated Closing Net Book Value") of the Closing Date Net Book Value prepared in accordance with GAAP and the resulting Net Book Value Overage or Net Book Value Underage. A "Net Book Value Overage" shall exist when (and shall be equal to the amount by which) the Estimated Closing Net Book Value exceeds the Base Amount. A "Net Book Value Underage" shall exist when (and shall be equal to the amount by which) the Base Amount exceeds the Estimated Closing Net Book Value. Within five Business Days following the Closing Date, in the event of a Net Book Value Overage, PVH shall pay the amount of such Net Book Value Overage to the Sellers in accordance with the procedures set forth in Section 1.3 (subject to adjustment only in the event that the Estimated Closing Net Book Value, on its face,


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fails to properly apply GAAP or contains material mathematical error) and in the event of a Net Book Value Underage, PVH shall receive, in accordance with the Escrow Agreement, such number of Holdback Shares equal to the quotient of (i) an amount equal to the Net Book Value Underage, over (ii) the PVH Common Stock Closing Price (subject to adjustment only in the event that the Estimated
Closing Net Book Value, on its face, fails to properly apply GAAP or contains material mathematical error). Within 90 days after the Closing Date, PVH shall deliver to the Sellers a combined balance sheet for the CK Companies as of the Closing Date and after giving effect to any payments made or other actions taken by the Sellers to satisfy or discharge the CK Debt Obligations pursuant to
Section 1.6 or in satisfaction of the condition contained in Section 7.16 (and prior to giving effect to any action by PVH or its Affiliates that would impact such balance sheet) prepared in accordance with GAAP (the "Closing Date Balance Sheet").

     (b) The Closing Date Balance Sheet shall become final and binding upon the parties on the 30th day following delivery thereof, unless the Sellers give written notice of their disagreement with the Closing Date Balance Sheet (a "Notice of Disagreement") to PVH prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on mathematical errors or based on the Closing Date Balance Sheet not being calculated pursuant to this
Section 1.4 or in accordance with GAAP. If a Notice of Disagreement is received by PVH in a timely manner, then the Closing Date Balance Sheet (as revised in accordance with this sentence) shall become final and binding upon PVH and the Sellers on the earlier of (A) the date PVH and the Sellers resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (B) the date any disputed matters are finally resolved in writing by the Accounting Firm. During the 30-day period following the delivery of a Notice of Disagreement, PVH and the Sellers shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, PVH and the Sellers shall submit to an independent accounting firm (the "Accounting Firm") for arbitration, in accordance with the standards set forth in this Section 1.4, only matters that remain in dispute and were properly included in the Notice of Disagreement in accordance with this Section 1.4, in the form of a written brief. The Accounting Firm shall be KPMG LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by PVH and the Sellers in writing. PVH and the Sellers shall use their commercially reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within 30 days of the receipt of such submission. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether the items in dispute that were properly included in the Notice of Disagreement were determined pursuant to this Section 1.4 and in accordance with GAAP and whether there were mathematical errors in the Closing Date Balance Sheet, and the Accounting Firm is not to make any other determination, including any determination as to whether the Base Amount is correct. The Accounting Firm's decision shall be based solely on written submissions by PVH and the Sellers and their respective representatives and not by independent review. The Accounting Firm shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against


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which such determination is to be enforced. The fees and expenses of the
Accounting Firm incurred pursuant to this Section 1.4 shall be borne by PVH and the Sellers equally.

     (c) If the Base Amount is less than the Closing Date Net Book Value, PVH shall, and if the Base Amount is more than the Closing Date Net Book Value, the Sellers shall, within ten Business Days after the Closing Date Balance Sheet becomes final and binding on the parties, make payment to the other party by wire transfer in immediately available funds of the amount of such difference, net of any adjustment made as a result of any Net Book Value Overage or Net Book Value Underage, as applicable, without interest (the "Adjustment Payment"). If the Sellers are required to make an Adjustment Payment to PVH in accordance with this Section 1.4, and such Adjustment Payment is not received by PVH within such ten Business Day period, then, PVH shall receive such number of Holdback Shares equal to the quotient of (i) an amount equal to such Adjustment Payment over
(ii) the PVH Common Stock Closing Price, in accordance with the Escrow Agreement. The parties agree that if PVH receives Holdback Shares as a result of a Net Book Value Underage and if PVH is required to make an Adjustment Payment in accordance with this subsection (c), then, PVH shall, first, be entitled to return to the Sellers such number of Holdback Shares equal to the quotient of
(i) an amount equal to such Adjustment Payment over (ii) the PVH Common Stock Closing Price, and, second, with respect to the balance of such Adjustment Payment, if any, make payment to the Sellers in accordance with the first sentence of this subsection (c).

     (d) Following the Closing, PVH shall not, and shall not permit the CK Companies to, take any action with respect to the accounting books and records of the CK Companies, or the items reflected thereon, on which the Closing Date Balance Sheet is to be based, that is inconsistent with GAAP or which would impair the ability of any party to make any calculation, or determine the grounds for any Notice of Disagreement, contemplated by this Section 1.4. During the period of time from and after the Closing Date through the final determination of the Closing Date Net Book Value in accordance with this Section 1.4, PVH shall afford, and shall cause the CK Companies to afford, to the Sellers and any accountants, counsel or financial advisers retained by the Sellers in connection with the determination of the Closing Date Net Book Value in accordance with this Section 1.4, access during normal business hours and upon reasonable prior notice to the books, records, personnel and representatives (including the CK Companies' accountants) of the CK Companies relevant to the preparation of the Closing Date Balance Sheet and the determination of the Closing Date Net Book Value in accordance with this Section 1.4.

     1.5  Purchase of Design Services Agreement.

     (a) Mr. Klein hereby agrees to sell, assign and transfer to PVH at the Closing all of his rights under and pursuant to the Design Services Agreement. In consideration of the foregoing, (i) effective at the Closing Time, PVH shall deliver to Mr. Klein the Warrant, and CKI shall release Mr. Klein from his obligations under the Design Services Agreement, and (ii) within 45 days after the end of each PVH fiscal quarter, commencing with the quarter during which the Closing occurs (the "Initial Quarter") and ending with the first PVH fiscal quarter that ends after the Payment Period, PVH shall make payments (the "Design Services Purchase Payments") to Mr. Klein or his heirs, successors or assigns (the "Klein Heirs") equal to the


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Design Services Rate multiplied by the Total Sales during such quarter;
provided, however, that with respect to the Initial Quarter, PVH shall make such Design Services Purchase Payment to Mr. Klein or the Klein Heirs, as the case may be, equal to the product of (x) the Design Services Rate multiplied by Total Sales for the Initial Quarter, and (y) a fraction, (i) the numerator of which is the number of days from and including the Closing Date to and including the last day of the Initial Quarter, and (ii) the denominator of which is the number of days in the Initial Quarter; provided, further, however, that with respect to the quarter during which the Payment Period ends (the "Final Quarter"), PVH shall make such Design Services Purchase Payment to Mr. Klein equal to the product of (x) the Design Services Rate multiplied by Total Sales for the Final Quarter, and (y) a fraction, (i) the numerator of which is the number of days from and including the first day of the Final Quarter to and including the last day of the Payment Period, and (ii) the denominator of which is the number of days in the Final Quarter. For purposes of this Section 1.5, Total Sales shall mean (without duplication), (A) total worldwide wholesale "net sales" (i.e., invoiced price less actual returns, allowances, customary and usual trade discounts granted and itemized insurance, taxes and freight) by PVH and its Affiliates of all products Bearing the Marks marketed, distributed or sold during the applicable PVH fiscal quarter ("Wholesale Direct Sales"), (B) total worldwide wholesale net sales or retail net sales, as the case may be, of all products Bearing the Marks under licenses and other agreements between PVH and its Affiliates, on the one hand, and its licensees and the others to whom PVH or any of its Affiliates has granted the right to use the Marks, on the other hand, which net sales for purposes hereof shall mean the net sales reported by such licensees and the other Persons (taking into account any increases or decreases in such reported amounts through the exercise of audit rights or any other adjustments) during the applicable PVH fiscal quarter ("Licensee Sales"), (C) total worldwide retail sales (i.e., cost to PVH or its Affiliates plus 15% for all regular items and transfer pricing for surplus goods, close-outs and other distressed goods) by PVH and its Affiliates of products Bearing the Marks ("Retail Direct Sales"), (D) total worldwide retail sales (i.e., cost to PVH or its Affiliate plus 15% for all regular items and transfer pricing for surplus goods, close-outs and other distressed goods) by PVH and its Affiliates of all products not Bearing the Marks but which are sold under the CK Umbrella, (E) with respect to goods and services other than products in the Restricted Business, total Wholesale Direct Sales, Licensee Sales and Retail Direct Sales, as the case may be, of all goods and services and other worldwide revenue from goods and services either Bearing the Marks or marketed under the Marks (i.e, the basis upon which PVH or an Affiliate receives payments from a licensee or other authorized user, for example, food and beverage sales in a "CK Restaurant" or hotel rooms in a "CK Hotel"), and (F) with respect to the Administration Agreement, dated March 14, 1994, between CKI and Warnaco Inc., net sales of Women's Intimate Apparel and Men's Underwear (as such terms are defined therein) by Warnaco Inc. and their affiliates and net proceeds of any licensees and sub-licensees of such Warnaco entities, in each case as and to the extent provided in said Administration Agreement. For purposes of this Section 1.5, "Bearing the Marks" shall mean a Mark displayed on the product in question or on its labels or packaging. It is being acknowledged that on or after the Closing Date, PVH may change its corporate name to a name including a Mark (the "New Corporate Name") and after adoption of the New Corporate Name, if the New Corporate Name is displayed on the labeling or packaging of a product to identify (in a manner customary in the industry) the New Corporate Name as merely the manufacturer, distributor or seller of such product or the owner of a trademark, tradename or service mark other than a Mark (e.g., Izod,


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manufactured by CKI), then such use of the Corporate Name and such product shall not be included within this definition of Bearing the Marks. For purposes of this Agreement, "CK Umbrella" shall include the marketing, distribution or sale
(i) in any store, catalogue, web site or other direct-to-consumer channel (each, a "Channel") controlled by PVH or its Affiliates (a "PVH Channel") the primary branding of which PVH Channel includes one of the Marks or where one of the Marks is a principal element in the marketing or advertising for such PVH Channel; (ii) in any PVH Channel where at least 50% of the net sales are derived from products Bearing the Marks; or (iii) in any Channel where there is a "shop-in-shop" or similar dedicated area for the sale of products Bearing the Marks and PVH or its Affiliates have directed or permitted the operator of such Channel to include for sale within such area other products of PVH not Bearing the Marks. All Design Services Purchase Payments due to Mr. Klein or the Klein Heirs, as the case may be, pursuant to this Section 1.5 shall be paid to Mr. Klein or such Klein Heirs at the address designated pursuant to Section 11.2 or by wire transfer of funds to an account designated by Mr. Klein or such Klein Heirs in a notice to PVH pursuant to Section 11.2. Except as otherwise provided in this Section 1.5, PVH shall not be obligated to pay interest on the Design Services Purchase Payments and shall report the payment of the Design Services Purchase Payments in accordance with the Code.

     (b) At the time each Design Services Purchase Payment is due, PVH shall deliver to Mr. Klein or the Klein Heirs, as the case may be, a written statement (each, a "Payment Statement") setting forth the amount of the Design Services Purchase Payment payable pursuant to Section 1.5(a) with respect to such quarter and the calculation thereof. Each Payment Statement shall be delivered to Mr. Klein or the Klein Heirs, as the case may be, in substantially the form attached hereto as Exhibit C.

     (c) Mr. Klein or the Klein Heirs and/or their respective authorized representatives shall have the right one time with respect to each fiscal year of PVH (although such right may also be exercised as to multiple years (up to three years at any one time) at the same time or as to partial years), during normal business hours and upon reasonable prior notice, during the Payment Period and for two years thereafter, to audit and copy those books, records and supporting documentation of PVH (and to the extent PVH can make them available, the workpapers of PVH's accountants) pertaining to transactions arising out of or relating to this Section 1.5, and may have access to employees of PVH and its Affiliates who are responsible for overseeing or are directly involved in calculating Design Services Purchase Payments for purposes of asking questions and obtaining information relating to such calculations. Acceptance by Mr. Klein or the Klein Heirs, as the case may be, of any Design Services Purchase Payment shall not preclude Mr. Klein or the Klein Heirs, as the case may be, from questioning its correctness; provided, however, that once Mr. Klein or the Klein Heirs, as the case may be, has exercised his or their right to audit the books, records, supporting documentation and/or ask questions of PVH employees pursuant to this Section 1.5(c) with respect to any period during the Payment Period, he or they, as the case may be, shall thereafter be barred from disputing the accuracy of any Design Services Purchase Payment or Payment Statement received during the portion of the Payment Period examined, unless Mr. Klein or the Klein Heirs, as the case may be, raises an objection to any such payment or statement within one year after all reasonably requested books, records, supporting documentation and personnel are made available for such audit.

     (d) If Mr. Klein or the Klein Heirs, as the case may be, shall raise any objections with respect to any Payment Statement and related Design Services Purchase Payment during the Payment Period or within the two-year period after the Payment Period (but subject to the limitations set forth in Section 1.5(c)), then Mr. Klein or the Klein Heirs, as the case may be, on the one hand, and PVH, on the other hand, shall attempt promptly to resolve the matter or matters in dispute. If the dispute is so resolved, then the applicable Payment Statement shall be revised in accordance with the resolution, and shall be final and binding on all parties hereto. If the resolution of a dispute requires PVH to pay additional amounts (i.e., the revised calculation of the Design Services Purchase Payment exceeds the amount of the Design Services Purchase Payment set forth in the applicable Payment Statement) then PVH shall make payment to Mr. Klein or the Klein Heirs, as the case may be, of such additional amounts. If such dispute cannot be resolved by Mr. Klein or the Klein Heirs, as the case may be, on the one hand, and PVH, on the other hand, within 30 Business Days after the delivery of the objection, then the specific matters in dispute shall be submitted to mediation in accordance with Section 11.7. Notwithstanding Sections
11.1 and 11.7, if the determination of the aggregate amount of the Design Services Purchase Payments by the mediators for the period of time in dispute
(i) exceeds the aggregate amount set forth in the Payment Statements by $500,000 or more, PVH shall bear all the fees and expenses of the mediation, or (ii) is less than $100,000 in excess of the aggregate amount thereof set forth in the Payment Statements, Mr. Klein or the Klein Heirs, as the case may be, shall bear all the fees and expenses of the mediation; otherwise each party shall bear its own expenses of such mediation and share equally the other costs of such mediation. If the resolution of a dispute in accordance with this Section 1.5 requires PVH to pay additional amounts to Mr. Klein or the Klein Heirs, as the case may be, then PVH shall make payment to Mr. Klein or the Klein Heirs, as the case may be, of such additional amounts plus, in the case of any such payment which is greater than $1,000,000, interest at the rate of 15% per annum, and, in the case of any such payment which is equal to or less than $1,000,000, interest at the prime lending rate as in effect on the date such payment is due as established by JPMorgan Chase Bank (or its successor) in New York, New York, in each case from the date the original payment was due to Mr. Klein or the Klein Heirs, as the case may be, until such payment is made in accordance with this
Section 1.5; provided, however, no such interest shall accrue or be required to be paid by PVH as a result of increases in Design Services Purchase Payments because of changes in amounts reported to PVH by the licensees and other third parties to whom rights to use the Marks have been granted; provided, that Mr. Klein is paid all such amounts as part of the next Design Services Purchase Payment due to Mr. Klein. Any Design Services Purchase Payment which is not made to Mr. Klein or the Klein Heirs, as the case may be, as a result of a default in payment by PVH shall accrue interest at 15% per annum; provided, however, no such interest shall accrue or be required to be paid by PVH as a result of increases in Design Services Purchase Payments because of changes in amounts reported to PVH by the licensees and other third parties to whom rights to use the Marks have been granted. Notwithstanding any Design Services Purchase Payment made hereunder, such payment shall not restrict or compromise PVH's right to dispute (with respect to the three-year period prior to any such dispute) that an overpayment was made to Mr. Klein or the Klein Heirs.

     (e) For income Tax purposes, PVH, the Sellers and the CK Companies agree that they will report the Design Services Purchase Payments as made in exchange solely for the surrender by Mr. Klein of all his rights under the Design Services Agreement and that except for the portion of such payment required to be treated as interest for income Tax purposes and except for changes in Law, the parties agree to file their Tax Returns accordingly.

     (f) If PVH defaults in the payment of any Design Services Purchase Payment for more than 30 days after the same becomes due and payable or any other Event of Default (as defined in the Design Services Security Agreement) occurs (each such default, a "Design Services Purchase Payment Default"), Mr. Klein or the Klein Heirs may, at their option declare that the entire amount of all unpaid Design Services Purchase Payments together with the Liquidated Damages Amount shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The parties acknowledge that, in the event of a Design Services Purchase Payment Default, precise damages would be difficult or impossible to calculate and expressly agree that the Liquidated Damages Amount is a fair and reasonable estimate of such damages and that the Liquidated Damages Amount is not a penalty. The parties acknowledge and agree that the provisions of this Section 1.5(f) are for the mutual benefit of the parties and are intended to avoid a protracted dispute respecting damages occurring by reason of a Design Services Purchase Payment Default. In the event the Design Services Purchase Payments together with the Liquidated Damages Amount shall be declared immediately due and payable pursuant to this Section 1.5(f), PVH shall have the right to make a one-time request within 30 days of such declaration by giving written notice to Mr. Klein or the Klein Heirs, as the case may be, and upon receipt of such notice, Mr. Klein or the Klein Heirs, as the case may be, shall rescind any such declaration and its consequences if (i) the Design Services Purchase Payment Default upon which such declaration was based shall have resulted from the inability of PVH to receive information from third parties necessary to calculate the amount of such Design Services Purchase Payment in a timely manner, (ii) PVH has paid in full all overdue Design Services Purchase Payments and all overdue interest on such Design Services Purchase Payments, (iii) no default or event of default shall have occurred and be continuing with respect to the Design Services Security Agreement, the Guarantee or any Material Indebtedness (as defined in the Design Services Security Agreement), and (iv) no judgment or decree has been entered for the payment of any monies due pursuant to this Agreement. No rescission under this Section 1.5(f) will extend to or affect any subsequent Design Services Purchase Payment Default or impair any right arising in connection therewith.

     (g) In connection with this Section 1.5, at the Closing, PVH and Mr. Klein shall enter into the Design Services Security Agreement.

     (h) Except as otherwise provided in this subsection (h), all amounts payable pursuant to this Section 1.5 shall be paid without reduction, set-off or counterclaim of any kind. Any breach by Mr. Klein of any of his obligations under this Agreement for which amounts are required to be paid to a PVH Group Member, upon and in accordance with a final non-appealable judgment by a court of competent jurisdiction finding such a breach, or otherwise as agreed to in writing by the parties, shall entitle PVH to offset against the Design Services Purchase Payments.

     1.6 Satisfaction of Debt. The Sellers shall cause all of the obligations (including, without limitation, any contingent obligations, whether by guarantee or otherwise), of each CK

Company in respect of debt for borrowed money (other than any Customs performance bonds, trade letters of credit covering purchases of inventory and stand-by letters of credit covering obligations under certain leases and the capitalized leases, guarantees of employee credit cards and any intercompany indebtedness set forth in the CK Companies Disclosure Schedule), together with any interest accruing on any such obligation (the "CK Debt Obligations") to be repaid in full and cancelled by no later than the Closing Time, or shall cause such CK Company to be released and discharged from such obligations effective prior to the Closing Time and shall cause all Liens granted under the Line Letter to be discharged; it being understood that (i) the CK Debt Obligations may be paid simultaneously at Closing with the proceeds of the Cash Purchase Price, and (ii) PVH shall not acquire or assume any obligations of any CK Company in respect of debt for borrowed money except as provided in this Section
1.6. Set forth on the CK Companies Disclosure Schedule is a list of all of the performance bonds and trade letters of credit of the CK Companies as are in effect on the date hereof. Within ten Business Days prior to the Closing, the Sellers shall provide to PVH a list of each then outstanding letter of credit, stating the letter of credit number, the issuing bank, the name, address and country of the beneficiary, the purchase orders covered, the expiration date and the amount outstanding on the day the list is compiled with respect to each outstanding letter of credit, as well as a list of each Customs performance bond then outstanding, stating the amount, issuer, beneficiary, permitted importers, amount of premium and date of the last premium payment and the due date of the next premium payment with respect to each such bond. Within five Business Days prior to the Closing, PVH shall provide to the Sellers a list of the letters of credit and Customs performance bonds it can and is willing to assume and will replace such letters of credit and performance bonds not being assumed by PVH. Notwithstanding anything to the contrary contained in this Agreement, in no event shall PVH's inability or unwillingness to assume any such letters of credit and Customs performance bonds give rise to any breach on the part of the Sellers or the CK Companies hereunder or the failure of any condition to PVH's obligation to consummate the transactions contemplated hereby as it relates to the obligations of the CK Companies underlying such letters of credit and Customs performance bonds or in respect of which such letters of credit or performance bonds were issued or the impact thereof on the business of the CK Companies.

     1.7 Releases. Each Seller, on behalf of himself, herself or itself, and also on behalf of his, her or its heirs, successors and/or assigns, unconditionally and irrevocably waives and relinquishes as of the Closing Date, any claims (and resulting damages) which he, she or it has, had, may have or claims to have had against any CK Company, the CK Trust, PVH or PVH's Affiliates (in the case of PVH and its Affiliates (other than any CK Company or the CK Trust) solely as a result of PVH's ownership of the CK Companies after the Closing Date), from the beginning of the world through the date of the Closing, other than claims in respect of, or relating to, this Agreement, each Related Agreement and the transactions contemplated hereby. PVH, on behalf of itself, its Affiliates and the CK Companies (as constituted after the Closing) and also on behalf of their respective heirs, successors and/or assigns, unconditionally and irrevocably waives and relinquishes as of the Closing Date, any claims (and resulting damages) which the CK Companies, the CK Trust, PVH or PVH's Affiliates (in the case of PVH and its Affiliates, solely as a result of PVH's ownership of the CK Companies after the Closing Date) has, had, may have or claims to have had against any Seller from the beginning of the world through the date of the Closing, other than claims in respect of, or relating to, this Agreement, each Related Agreement and the transactions contemplated hereby.

     1.8 Actions Simultaneous. All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
               OF THE SELLERS WITH RESPECT TO THE PURCHASE SHARES

     Each Seller, individually as to such Seller, hereby represents and warrants to PVH as follows (provided, that, Mr. Klein, jointly and severally, makes the representations and warranties contained in this Article II with respect to the other Klein Group Seller, and Mr. Schwartz, jointly and severally, makes the representations and warranties contained in this Article II with respect to the other Schwartz Group Sellers):

     2.1  Authority; Execution and Delivery; Enforceability.

     (a) Such Seller has full power, authority and capacity to execute and deliver this Agreement and, to the extent a party thereto, the Related Agreements, to perform such Seller's respective obligations hereunder and under such Related Agreements and to consummate the transactions contemplated hereby and by such Related Agreements. Each of this Agreement and (when executed) the Related Agreements has been (or will be) duly executed and delivered by such Seller (to the extent a party thereto), and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of such Seller (to the extent a party thereto), enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) In the case of the Klein Trust and the Schwartz Trust, all acts and other proceedings required to be taken by such Trust to authorize the execution, delivery and performance of this Agreement and the Related Agreements have been duly and properly taken. The Klein Trust was created under agreement dated April 1, 1976 between Mr. Klein, as grantor, and Mr. Schwartz and Charles Ballon, as trustees. The Schwartz Trust was created under agreement dated April 1, 1976 between Mr. Schwartz, as grantor, and Mr. Klein and Charles Ballon, as trustees.

     2.2  Non-Contravention.

     (a) The execution and delivery of this Agreement and the Related Agreements by such Seller (to the extent a party thereto) does not, and the consummation by such Seller of the transactions contemplated hereby and by such Related Agreements and compliance by such Seller with the terms hereof and of such Related Agreements, will not:

          (i) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any contract or other instrument to which such Seller is a party, except to the extent such default, violation, breach or acceleration does not materially adversely affect such Seller's ability to consummate the transactions contemplated hereby and by such Related Agreements;

          (ii) assuming the consents described in Section 2.4 have been received, violate any Order or any Law affecting such Seller; or

          (iii) result in the creation of any Lien on such Seller's Purchase Shares, other than any Lien created by or through any action of PVH or its Affiliates.

     (b) In the case of the Klein Trust and the Schwartz Trust, the execution and delivery of this Agreement and the Related Agreements by such Trust (to the extent a party thereto) does not, and the consummation of the transactions contemplated hereby and by such Related Agreements and compliance with the terms hereof and of such Related Agreements will not, constitute a violation or breach of the trust agreement governing such Trust or any related trust instrument.

     2.3 Title to Purchase Shares. Such Seller has good and valid title to the Purchase Shares owned by such Seller as set forth on the Sellers Disclosure Schedule, free and clear of all Liens. Except as set forth in the Sellers Disclosure Schedule, such Seller is not currently bound by any contract, agreement, arrangement, commitment or understanding with, or has not granted any option or right currently in effect or which would arise after the date hereof to, any party other than PVH with respect to the acquisition of any of such Seller's Purchase Shares.

     2.4 Consents and Approvals. Except as set forth in the Sellers Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or Person is required to be obtained by or on behalf of such Seller in connection with the execution, delivery and performance of this Agreement or the Related Agreements (to the extent a party thereto) or the consummation of the transactions contemplated hereby and by such Related Agreements, other than compliance with and filings under the HSR Act and similar Laws of any jurisdiction.

     2.5 Litigation and Claims. There is no Action pending or, to the Knowledge of such Seller, threatened, against or affecting such Seller that could reasonably be expected to materially adversely affect such Seller's ability to consummate the transactions contemplated hereby or by the Related Agreements (to the extent a party thereto).

     2.6 Investment Representations. Such Seller understands that the PVH Shares, and Mr. Klein understands that the Warrant and the shares of PVH Common Stock underlying such Warrant, will not have been registered under the Securities Act. Such Seller also understands that the PVH Shares, and Mr. Klein also understands that the Warrant and the shares of PVH Common Stock underlying such Warrant, are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of such

Seller contained in this Agreement. Such Seller hereby represents and warrants to PVH as follows:

          (i) Such Seller is capable of evaluating the merits and risks of the investment in PVH and has the capacity to protect such Seller's own interests. Such Seller must bear the economic risk of this investment indefinitely unless the relevant securities are registered pursuant to the Securities Act, or an exemption from registration is available. Such Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Seller to transfer all or any portion of such securities under the circumstances, in the amounts or at the times such Seller might propose.

          (ii) Such Seller is acquiring the relevant securities for such Seller's own account for investment only, and not with a view towards its distribution.

          (iii) Such Seller represents that such Seller is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     2.7 No Finder. Except as set forth in the Sellers Disclosure Schedule, neither such Seller nor any party acting on such Seller's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary (other than counsel) for or on account of the transactions contemplated hereby or by the Related Agreements.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF THE
                    CK COMPANIES, MR. KLEIN AND MR. SCHWARTZ
                WITH RESPECT TO THE CK COMPANIES AND THE CK TRUST

     Each of Mr. Klein and Mr. Schwartz and each CK Company, jointly and severally (but subject to the limitations contained in Section 9.4), hereby represents and warrants to PVH as follows:

     3.1  Organization; Good Standing.

     (a) Each CK Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized. Each CK Company has full corporate power and authority to conduct all of the business and activities conducted by it, and to own or lease all of the assets owned or leased by it; and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business and activities conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or license necessary, except for those jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, limit any CK Company's ability to consummate the transactions contemplated hereby and by the Related Agreements or have a CK Companies Material Adverse Effect.

     (b) The CK Trust is a Delaware business trust, was duly established under the CK Trust Agreement and remains in good standing under the Laws of the State of Delaware.

     3.2 Equity Interests. Except as set forth in the CK Companies Disclosure Schedule, none of the CK Companies, directly or indirectly, own any capital stock of or other equity interests in any Person. Except as set forth in the CK Companies Disclosure Schedule, none of the CK Companies is a participant in any joint venture, partnership, or similar arrangement, it being acknowledged and agreed by PVH that the license agreements for the Marks do not create such an arrangement as a result of CKI being entitled to share in certain revenue, or have licensees or others share in certain costs.

     3.3 Authority; Execution and Delivery; Enforceability. Each CK Company has full corporate power and authority to execute and deliver this Agreement and, to the extent a party thereto, the Related Agreements, to perform its respective obligations hereunder and under such Related Agreements and to consummate the transactions contemplated hereby and by such Related Agreements. All corporate acts and other proceedings required to be taken by each CK Company to authorize the execution, delivery and performance of this Agreement and such Related Agreements have been duly and properly taken. Each of this Agreement and (when executed) the Related Agreements has been (or will be) duly executed and delivered by each CK Company (to the extent a party thereto), and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of each CK Company (to the extent a party thereto), enforceable against each CK Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.4 Non-Contravention. The execution and delivery of this Agreement and the Related Agreements by each CK Company (to the extent a party thereto) does not, and the consummation by any such CK Company of the transactions contemplated hereby and by such Related Agreements and compliance by any such CK Company with the terms hereof and of such Related Agreements, will not:

          (i) constitute a violation or breach of the articles or certificate of incorporation, as applicable, or the by-laws of any CK Company;

          (ii) except as set forth in the CK Companies Disclosure Schedule, constitute a default under or a violation or breach of, or result in the acceleration of any obligation of a CK Company under, or a change in any right or obligation of, a CK Company or counterparty, under, any provision of any Contract required to be listed in a Schedule to this Agreement (including, without limitation, the CK Trust Agreement) or by which (a) any of the assets of any CK Company or (b) the Purchase Shares may be affected or secured;

          (iii) assuming the consents described in Section 3.7 have been received, violate any Order or any Law affecting any CK Company or the CK Trust, or the assets of any CK Company or the CK Trust;

          (iv) result in the creation of any Lien on any of the assets of any CK Company or the CK Trust, other than a Permitted Lien or any Lien created by or through any action of PVH or its Affiliates; or

          (v) assuming the consents described in Section 3.7 have been received, result in the termination of (A) any license agreement for any Mark, (B) any material license (excluding licenses for the Marks), franchise, lease or permit to which any CK Company or the CK Trust is a party or by which it is bound, or (C) any material right of any CK Company or the CK Trust under any of the foregoing.

     3.5 Corporate and Trust Documents; Books and Records. The Sellers have made available to PVH complete and correct copies of the articles or certificate of incorporation, as applicable, by-laws and stock transfer books of each CK Company, and of the certificate of trust relating to the CK Trust, the CK Trust Agreement and any related agreements thereto. The Sellers have made available to PVH complete and correct in all material respects copies of all minute books and all other existing records of any meeting of the board of directors or other similar governing body (and any committee thereof) or stockholders (or partholders in the case of CK Italy) of each CK Company.

     3.6  Capitalization; Options; Trust Interests.

     (a) The CK Companies Disclosure Schedule sets forth for each CK Company the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock. All the outstanding shares of capital stock (and all of the outstanding parts of capital in the case of CK Italy) of each CK Company have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of all Liens. There are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls or commitments of any character binding on a CK Company relating to any authorized and issued or unissued shares of capital stock (or parts of capital in the case of CK Italy) of any CK Company or other instruments binding on any CK Company convertible into or exchangeable for such stock, or which obligate any CK Company to seek authorization to issue additional shares of any class of stock (or parts of capital in the case of CK Italy), nor will any be created by virtue of this Agreement or the Related Agreements or the transactions contemplated hereby or by the Related Agreements. The Purchase Shares constitute all of the outstanding shares of capital stock (and all of the outstanding parts of capital in the case of CK Italy) of the CK Companies.

     (b) The CK Trust estate is divided into three series of beneficial ownership: Class A, Class B and Class C, with separate rights with respect to that portion of the CK Trust estate allocated to that series. The CK Companies Disclosure Schedule sets forth for the CK Trust the outstanding ownership interests and the record and beneficial owners of its outstanding ownership interests. All the outstanding ownership interests in the CK Trust have been duly authorized and validly issued in compliance with the CK Trust Agreement, free and clear of all Liens, and CKI has made all required contributions to the CK Trust under the CK Trust Agreement. Except as set forth in the CK Companies Disclosure Schedule, there are no other classes of ownership interest of the CK Trust authorized or issued. There are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls or commitments of any character binding on the CK Trust relating to any interests of the CK Trust or other instruments convertible into or exchangeable for such interests, or which obligate the CK Trust to seek authorization to issue additional interests, nor will any be created by virtue of this Agreement or the Related Agreements or the transactions contemplated hereby or by the Related Agreements.

     3.7 Consents and Approvals. Except as set forth in the CK Companies Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority, and no consent or approval of any Person under any Contract required to be listed in a Schedule to this Agreement, is required to be obtained by or on behalf of any CK Company or the CK Trust in connection with the execution, delivery and performance of this Agreement or the Related Agreements (to the extent a party thereto) or the consummation of the transactions contemplated hereby and by such Related Agreements, other than compliance with and filings under the HSR Act and similar Laws of any jurisdiction.

     3.8  Title to Assets.

     (a) Each of the CK Companies and the CK Trust has good and valid title to (or sufficient rights to use), free and clear of all Liens (other than Permitted Liens and Liens granted under the Line Letter), all of its assets, not including the CK Intellectual Property Rights, the representations with respect to which are set forth in Section 3.12.

     (b) Except as set forth in the CK Companies Disclosure Schedule, none of the Sellers or any of their Affiliates (other than the CK Companies and the CK Trust) own any assets primarily used in or necessary to conduct the business of any CK Company.

     (c) All of the material tangible personal property of the CK Companies has been maintained in all material respects in accordance with generally accepted industry practice. All of the material leased personal property of the CK Companies is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the relevant term of the lease.

     3.9  Real Property.

     (a) None of the CK Companies owns any real property.

     (b) The CK Companies Disclosure Schedule lists all Real Property Leases. Complete and correct copies of each Real Property Lease have been provided to PVH.

     3.10  Employment Related Agreements and Actions.

     (a) The CK Companies Disclosure Schedule contains a complete and correct list, as of the date hereof, of the directors and the officers of each CK Company.

     (b) The CK Companies Disclosure Schedule contains a complete and correct list, as of the date hereof, of all Contracts currently in effect with current or former employees, consultants, or independent contractors of each CK Company in each case which provides for payments in excess of $75,000 per annum or $250,000 in the aggregate (in the case of Contracts providing for "at-will" employment only to the extent such payments are guaranteed following termination of employment).

     (c) Except as set forth in the CK Companies Disclosure Schedule and with respect to current employees of any CK Company whose primary work location is in the United States:

          (i) none of the CK Companies is a party to any collective bargaining agreement or other contract with any labor organization or other representative of the CK Companies' employees, nor is any such contract presently being negotiated, and no question concerning representation exists or has been raised with respect to any of the employees of the CK Companies since January 1, 1999, nor, to the Knowledge of the Sellers or any CK Company, are there any campaigns being conducted to solicit cards from the CK Companies' employees to authorize representation by any labor organization;

          (ii) there is no labor strike, union-related slowdown, work stoppage, lockout or other union-related labor controversy in effect, or to the Knowledge of the Sellers or any CK Company, threatened, against or otherwise affecting any CK Company, and none of the CK Companies has experienced any such event since January 1, 1999, and there is no unfair labor practice, charge or complaint pending or, to the Knowledge of the Sellers or any CK Company, threatened, against any CK Company;

          (iii) no material Action by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of any CK Company is pending or, to the Knowledge of the Sellers or any CK Company, threatened, against any CK Company, and none of the CK Companies is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices at any CK Company;

          (iv) no grievance is pending or, to the Knowledge of the Sellers or any CK Company, threatened, by any Person or Persons at any CK Company against any CK Company which would reasonably be expected to have a CK Companies Material Adverse Effect;

          (v) each CK Company is in compliance in all material respects with all applicable Laws, Contracts and policies relating to employment, employment practices, wages, hours, occupational safety and health, the withholding and payment of Taxes from or with respect to the compensation of employees, and terms and conditions of employment;

          (vi) each CK Company has paid in full or accrued (subject to any good faith dispute) to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other applicable Law;

          (vii) none of the CK Companies is closing, or since January 1, 1999, has closed any Facility, effectuated any company-wide layoffs of employees or implemented any early retirement, separation or window program, nor has any CK Company planned or announced any such action or program for the future; and

          (viii) each CK Company is in compliance in all material respects with its obligations pursuant to WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement or statute.

     (d) With respect to current employees of any CK Company whose primary work location is outside the United States ("International Employees") and except as set forth in the CK Companies Disclosure Schedules:

          (i) none of the CK Companies is a party to any collective bargaining agreement or other contract with any labor organization or other representative of the International Employees, recognized for the purposes of the collective bargaining of terms and conditions, nor is any agreement presently being negotiated, and no question concerning representation exists or has been raised with respect to any of the International Employees since January 1, 1999, nor, to the Knowledge of the Sellers or any CK Company, are there any campaigns being conducted to solicit registration with any union or subscription to collective bargaining agreement from the International Employees to authorize representation by any labor organization;

          (ii) there is no labor strike, union-related slowdown, work stoppage, lockout or other union-related labor controversy in effect, or to the Knowledge of the Sellers or any CK Company, threatened, against or otherwise affecting any CK Company, and none of the CK Companies has experienced any such event since January 1, 1999, and there is no unfair labor practice, charge or complaint pending or, to the Knowledge of the Sellers or any CK Company, threatened, against any CK Company;

          (iii) no material Action by or before any Governmental Authority or union representative, brought by or on behalf of any International Employee, prospective employee, former employee, retiree, labor organization or other representative of the International Employees is pending or, to the Knowledge of the Sellers or any CK Company, threatened, against any CK Company, and none of the CK Companies is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority or union representative relating to employees or employment practices at any CK Company;

          (iv) no formal grievance is pending or, to the Knowledge of the Sellers or any CK Company, threatened, by any Person or Persons at any CK Company against any CK Company which would reasonably be expected to have a CK Companies Material Adverse Effect;

          (v) each CK Company is in compliance in all material respects with all applicable Laws and individual and/or collective Contracts, and policies including, but not limited to, relating to employment, employment practices, wages, hours, holidays, occupational safety and health, social security contribution, accruals for termination indemnity, the withholding and payment of Taxes from or with respect to the compensation of International Employees, and terms and conditions of employment;

          (vi) each CK Company has paid in full or accrued (subject to any good faith dispute) to all of its International Employees all wages, salaries, commissions, bonuses, benefits, holidays, termination notices, indemnity, refunds and reinbursements, and other compensation due to such employees or otherwise arising under any policy, practice, individual and/or collective agreement, plan, program, statute or other applicable Law;

          (vii) none of the CK Companies is closing, or since January 1, 1999, has closed any Facility, effectuated any company-wide and partial layoffs of International Employees or implemented any early retirement, incentive to resignation, separation or window program, nor has any CK Company planned or announced any such action or program for the future; and

          (viii) each CK Company is in compliance in all material respects with its obligations pursuant to any applicable Law relating to factory or facility closings and all other notification and bargaining obligations arising under any collective bargaining agreement or statute.

     3.11  Contracts.

     (a) The CK Companies Disclosure Schedule contains a complete and correct list, as of the date hereof, of all Contracts (other than Contracts between or among the CK Companies) that involve payments by, or to, any CK Company or the CK Trust, of more than $250,000 per annum or $500,000 in the aggregate and all Contracts without regard to dollar amount, or such lower amount expressly set forth, in the following categories:

          (i) commitments or agreements for services for which a prepayment or advance has been made to, or by, or on behalf of, any CK Company or the CK Trust in excess of $100,000 per commitment or agreement (other than inventory or advertising related purchase order or commitments, licensing arrangements or minimum guaranteed payments for advertising in the ordinary course of business consistent with past practice (collectively, "Permitted Arrangements"));

          (ii) partnership or joint venture Contracts or arrangements or any other agreements involving a sharing of revenue or profits (other than license agreements described below and sales associate and agency commission arrangements);

          (iii) Contracts restricting any CK Company or the CK Trust from carrying on its business or activities, as the case may be, in any material respect in its usual and customary manner in any jurisdiction;

          (iv) any non-competition agreements in favor of any CK Company (other than employment or consulting agreements);

          (v) except as set forth in clause (ix) below, each Contract between any CK Company or the CK Trust, on the one hand, and any Affiliate of any CK Company or the CK Trust, on the other hand;

          (vi) any Contracts for the sale or other disposition by any CK Company or the CK Trust of any of its assets in excess of $50,000 other than in the ordinary course of business, consistent with past practice, and in no event in excess of $100,000 (other than the sale or disposition of inventory in the ordinary course of business consistent with past practice);

          (vii) each Contract granting to a third party the right to use any CK Intellectual Property Rights to manufacture and sell products, other than Contracts that may be terminated upon less than 90 days' notice by a CK Company granting the right to manufacture and sell products for seasonal purposes, and each co-existence agreement relating to any Mark;

          (viii) any letters of credit, Customs performance bonds or capitalized leases which will not be satisfied at or prior to Closing; and

          (ix) each outstanding loan or advance made by any CK Company to any director, officer, employee, stockholder or other Affiliate of such CK Company (other than any intercompany indebtedness and any business-related advances to employees made in the ordinary course of business, consistent with past practice and in an amount not in excess of $25,000 per employee or $100,000 in the aggregate).

     (b) Except as set forth in the CK Companies Disclosure Schedule, each CK Company and the CK Trust has, with respect to all Contracts required to be listed in any Schedule to this Agreement, performed in all material respects all obligations required to be performed by it, and is not in default in any material respect under any such Contract, and, to the Knowledge of the Sellers or any CK Company, no other party to any such Contract is in default in any material respect under any such Contract. Except as set forth in the CK Companies Disclosure Schedule, no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a default in any material respect by any CK Company or the CK Trust, or, to the Knowledge of the Sellers or any CK Company, by any other party to any such Contract. Solely for purposes of Section 7.1, the term "Contract" used in Sections 3.4(ii), 3.7 and this
Section 3.11(b) shall also include any Contract entered into after the date of this Agreement that would have been required to be listed in a Schedule to this Agreement had such Contract been in effect as of the date of this Agreement. For purposes of Sections 3.4(ii), 3.7 and this Section 3.11(b), representations that are qualified by Knowledge with respect to another party's compliance shall be deemed not to include the Knowledge qualifier if such other party to the Contract is an Affiliate required to be listed on the CK Companies Disclosure Schedule pursuant to Section 3.2.

     3.12  Intellectual Property.

     (a) For the purposes of this Agreement, "Intellectual Property Rights" shall mean (i) all trademarks, service marks, trade dress, design marks, logos, trade names, domain names, web-sites, brand names and corporate names, whether registered or unregistered, active or inactive, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) all inventions and designs (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (iii) all artwork, photographs, advertising and promotional materials and computer software and all copyright applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information), and (v) all other rights in all of the foregoing, including such rights as are provided by treaties, conventions and common law; and the "CK Intellectual Property Rights" shall mean all of the foregoing, including the Marks, and, (vi) the library of historical examples of prior "Calvin Klein" women's collection apparel lines (and certain other "Calvin Klein" apparel items), as well as the CAD systems with historical data and information relating to such prior lines, and (vii) all rights to pursue, recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing, in each instance owned or used by the CK Companies or the CK Trust. Notwithstanding the foregoing, the definition of "CK Intellectual Property Rights" shall exclude (A) any Intellectual Property Rights owned by, beneficially owned by and/or licensed for use by the CK Trust to the extent evidenced by its Class B and Class C ownership interests and (B) computer software that may be purchased over the counter.

     (b) The CK Companies Disclosure Schedule sets forth a complete and correct list, as of the date hereof of all: (i) subsisting registrations and applications for registration in the name of any CK Company or the CK Trust for trademarks, service marks, trade names, corporate names, brand names, logos, domain names, patents and copyrights included in the CK Intellectual Property Rights; (ii) unregistered and/or common law Intellectual Property Rights included in the CK Intellectual Property Rights and material to the business of the CK Companies as presently conducted; and (iii) pending Actions (including, but not limited to those in Patent and Trademark Offices and courts) directly related to any CK Intellectual Property Rights and material Actions threatened in writing within the six years in respect of patents, and the three years in respect of any other CK Intellectual Property Rights, in each case, prior to the date of this Agreement (e.g., via cease-and-desist letters) directly relating to any CK Intellectual Property Rights.

     (c) The CK Trust and the CK Companies own, beneficially own and/or are licensed or otherwise have the right to use, all Intellectual Property Rights necessary to conduct, or material to, the businesses of the CK Companies as they are currently conducted. The CK Trust is the sole and exclusive title owner of the Marks other than as set forth on the CK Companies Disclosure Schedule, free and clear of all Liens other than the Contracts listed on the CK Companies Disclosure Schedule granting third parties rights to use such Marks. All material applications and registrations for Intellectual Property Rights included in the CK Intellectual Property Rights, including the Marks, as set forth in the CK Companies Disclosure Schedule, are as of the date hereof, valid, subsisting, in full force and effect; have not been assigned and have been properly maintained by the filing of all necessary declarations and renewals in compliance in all material respects with the CK Trust Agreement and the Servicing Agreement. Except as disclosed on the CK Companies Disclosure Schedule, the CK Trust owns all of the Marks and continues to own, preserve, maintain, defend and protect the Marks owned by the CK Trust in compliance in all material respects with the CK Trust Agreement and the Servicing Agreement. CKI is the servicer of the CK Trust and effects all maintenance of the Marks on behalf of the CK Trust, in compliance in all material respects with the Servicing Agreement. CKI continues to own, preserve, maintain, defend and protect the Marks owned by CKI as a nominee for the benefit of the CK Trust, as set forth in the CK Companies Disclosure Schedule. Except as disclosed in the CK Companies Disclosure Schedule, and to the Knowledge of the Sellers or any CK Company, there is no Intellectual Property Right necessary to conduct or material to the businesses of the CK Companies as currently conducted whether used by any Seller, any CK Company or any Person authorized by any of the foregoing that is not owned, or beneficially owned, by the CK Trust or a CK Company or that the CK Trust or the CK Companies are not properly authorized to use. The CK Companies and/or the CK Trust have taken all necessary actions to maintain and protect in all material respects the Marks and each other material item of CK Intellectual Property Rights in the ordinary course of business.

     (d) The continued operation of the business of the CK Companies as presently conducted does not infringe, misappropriate or make unauthorized use of, in any material respect, any Intellectual Property Rights of third parties. Except as disclosed in the CK Companies Disclosure Schedule, there are no material Actions pending or threatened in writing that alleges that the use or exploitation of the CK Intellectual Property Rights infringes, misappropriates or constitutes the unauthorized use of any Intellectual Property Rights of third parties. To the Knowledge of the Sellers or any CK Company, and except as disclosed in the CK Companies Disclosure Schedule, the CK Intellectual Property Rights are not being infringed by any Person. Except as disclosed in the CK Companies Disclosure Schedule, there are no material Actions pending for which notice has been provided to any Seller, any CK Company or the CK Trust, or Actions threatened in writing, challenging any CK Company's or the CK Trust's ownership of, right to use, or the validity or enforceability or patentability of any CK Intellectual Property Rights.

     (e) None of the CK Companies or the CK Trust is in breach of or default in any material respect, or is alleged in writing, to be in breach of or default, in any material respect, under any CK Intellectual Property Rights Contract, nor has an event or condition occurred (or been alleged by any other party in writing to have occurred) which would constitute a material breach or event of default on the part of any CK Company or the CK Trust or would provide a basis for a valid claim, acceleration, additional fees or termination by any other party under any CK Intellectual Property Rights Contract. Except as disclosed in the CK Companies Disclosure Schedule, to the Knowledge of Sellers or any CK Company, no other party is in breach of or default, in any material respect, under any CK Intellectual Property Rights Contract, nor, to the Knowledge of the Sellers or any CK Company, has any event or condition occurred (or been alleged by any other party in writing to have occurred) which would constitute a material breach or event of default on the part of such other party under any such Contract. Except as disclosed in the CK Companies Disclosure Schedule, no material waiver or deferral of enforcement of the rights or benefits of any CK Company has been provided under any CK Intellectual Property Rights Contract since January 1, 2000. Except as disclosed in the CK Companies Disclosure Schedule, the consummation of the transactions contemplated hereby and the Related Agreements shall not result in the loss or impairment of any CK Company's or the CK Trust's rights in the CK Intellectual Property Rights.

     (f) None of the CK Companies or the CK Trust has given to any Person an indemnity in connection with any Intellectual Property Right, other than indemnities that, individually or in the aggregate, would not reasonably be expected to result in liability to the CK Companies or the CK Trust in excess of $100,000, except as otherwise disclosed in the CK Companies Disclosure Schedule.

     3.13 Insurance. The CK Companies Disclosure Schedule contains a complete and correct list, as of the date hereof (together with their respective termination dates), of all policies of fire, casualty, general liability, defamation, general media liability, personal injury, property damage, workers' compensation and all other forms of insurance carried by each CK Company or pursuant to which any CK Company is a named beneficiary or pursuant to which the business or properties of each CK Company is insured and complete and correct copies of which have been provided to PVH. All of such policies and any substantially equivalent replacement coverages are in full force and effect and no notice of cancellation or termination has been received with respect to such policies. Each CK Company has notified such insurers of any material claim arising since January 1, 2000 known to it which it believes is covered by any such insurance policy and has provided PVH with a list of such claim which is pending as of the date hereof.

     3.14  Financial Statements; Liabilities.

     (a) CKI has provided to PVH the audited combined balance sheets of CKI and its affiliates as of, and the audited combined statements of operations and cash flows of CKI and its affiliates for, the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000, together with the notes thereto and the opinions of PricewaterhouseCoopers LLP thereon (collectively, the "Audited Financial Statements"). Except as set forth in the CK Companies Disclosure Schedule, the Audited Financial Statements have been prepared from the books and records of CKI and its affiliates, and present fairly in all material respects, in conformity with GAAP, the financial condition, results of operations and cash flows of CKI and its affiliates on a combined basis for the periods and dates covered thereby. Additionally, CKI has provided to PVH the unaudited combined balance sheets of CKI and its affiliates as of, and the unaudited combined statements of operations and cash flows of CKI and its affiliates for, the nine-month period ended September 28, 2002 (collectively, the "Unaudited Financial Statements"). Except as set forth in the CK Companies Disclosure Schedule, the Unaudited Financial Statements have been prepared from the books and records of CKI and its affiliates, and present fairly in all material respects, in conformity with GAAP, the financial condition, results of operations and cash flows of CKI and its affiliates on a combined basis for such period and date covered thereby, except for adjustments and accruals which are normally made at year end and the absence of footnote disclosures thereto.

     (b) Except as set forth in the CK Companies Disclosure Schedule (which, notwithstanding Section 11.11, with respect to clause (iii) shall mean any section of the CK Companies Disclosure Schedule), CKI and its affiliates do not have any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations and contingencies, that (i) are reflected on or accrued or reserved against in the 2001 Balance Sheet, or reflected in any notes thereto, or the September 28 Balance Sheet, or reflected in any notes thereto, (ii) were incurred since September 28, 2002 in the ordinary course of business (iii) were incurred since September 28, 2002 not in the ordinary course of business but only if reflected on, or accrued or reserved against, the Closing Date Balance Sheet, or (iv) with respect to liabilities and obligations of a type not required to be disclosed by GAAP in a combined balance sheet of the CK Companies, would not reasonably be expected to have a CK Companies Material Adverse Effect.

     3.15  Tax Matters.  Except as set forth in the CK Companies Disclosure
Schedule:

          (i) For all periods beginning after December 31, 1994, each of the CK Companies is not and has not at any time during the period for which any Tax adjustment could be made been a member of any consolidated, combined, unitary or similar group with respect to any Taxes. Each of the CK Companies currently qualifies as an S corporation for federal income Tax purposes and has so qualified since the applicable date stated on the CK Companies Disclosure Schedule. The states in which each of the CK Companies qualifies as an S corporation and the date from which it so qualified are stated on the CK Companies Disclosure Schedule. Each of the CK Companies qualifies as an S corporation in every jurisdiction in which it files income or franchise Tax Returns that permits corporations to elect to qualify as S corporations.

          (ii) All Tax Returns required to be filed by, or with respect to, each of the CK Companies have been filed when due, all such Tax Returns were correct and complete in all material respects, and all Taxes shown on said Tax Returns have been paid or, to the extent not paid, accrued in the September 28 Balance Sheet. The Sellers have made available to PVH complete and correct copies of (i) all income and franchise Tax Returns filed by each of the CK Companies for the last three taxable years, and (ii) all Tax examination reports and statements of deficiencies assessed with respect to each of the CK Companies for the last five taxable years.

          (iii) No Tax proceeding is currently being conducted with respect to any of the CK Companies, no issues that had been raised by a Tax Authority with respect to any of them are pending and none of them has received written notification from any Tax Authority that it intends to commence a Tax proceeding with respect to any Tax Return.

          (iv) There are no outstanding waivers of the time for assessment of any Taxes relating to any of the CK Companies. There are no Liens for any Tax (other than Taxes not yet due and payable) on the assets of any of the CK Companies.

          (v) To the Knowledge of the Sellers or any CK Company, no claim has been made by any Tax Authority in a jurisdiction where Tax Returns are not filed, that any of the CK Companies is or may be subject to taxation by that jurisdiction.

          (vi) None of the CK Companies will be required to recognize taxable income on or after the Closing Date in connection with a transaction with respect to which money or other property which is the subject of such taxable income was received and distributed to the Sellers prior to the Closing Date.

          (vii) There is not, and will not be as of the Closing, any agreement or consent made under Section 341(f) of the Code affecting any of the CK Companies.

          (viii) None of the CK Companies has assets that constitute tax-exempt bond financed property or tax-exempt use property within the meaning of
     Section 168 of the Code, and none of such assets is subject to a lease, safe-harbor lease, or other arrangement as a result of which the purported owner is not treated as the owner for federal income Tax purposes.

          (ix) None of the CK Companies is a party to any Tax sharing or Tax indemnification agreement or arrangement, whether formal or informal, and from and after the Closing Date, none of them shall have any rights, obligations or liabilities under any such agreement or arrangement in existence prior to the Closing.

          (x) None of the CK Companies has undergone a change in accounting method that currently requires, or will require, an adjustment to taxable income under Section 481 of the Code for any period following the Closing Date.

          (xi) All material Taxes that any of the CK Companies is or was obligated to withhold from amounts paid prior to the date hereof to any Person have been fully paid or accrued on the CK Companies' financial statements.

          (xii) None of the CK Companies is or has been a "United States real property holding company" within the meaning of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (xiii) The CK Trust has been classified and treated as a grantor trust for federal income tax purposes at all times since inception.

          (xiv) For purposes of the representations set forth in (ii) through
     (vi) and (viii) through (xi) of this Section 3.15, the term "CK Companies" shall include the CK Trust.

     3.16 Absence of Certain Changes and Events. Since September 28, 2002, except as set forth in the CK Companies Disclosure Schedule, each CK Company has conducted its business in the ordinary course thereof consistent with past practice and from such date through the date of this Agreement, with respect to any CK Company or the CK Trust, as the case may be, there has not been any:

          (i) change in the business, assets, liabilities, results of operations or financial condition of the CK Companies, or any event, condition or contingency (either individually or taken together) that constitutes a CK Companies Material Adverse Effect;

          (ii) (A) incurrence, payment or discharge of any liability or obligation (absolute, accrued, contingent or otherwise), (B) sale or transfer of any property, or (C) acquisition or sale, lease, grant of interest in, or other disposition of, any assets or businesses, in each of clauses (A), (B) and (C), other than in the ordinary course of business, consistent with past practice;

          (iii) (A) guarantee or any other assumption of the obligations of any Person (other than another CK Company) or (B) making of any loan or advance to any Person (other than business-related advances to employees in the ordinary course of business, consistent with past practice and in an amount not in excess of $25,000 per employee or $100,000 in the aggregate);

          (iv) settlement or compromise of any Action if the amount of such settlement will not be paid in full prior to the Closing or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of the CK Companies after the Closing;

          (v) Tax election or change in a Tax election or the filing for any change in any material respect of any method of accounting with the Internal Revenue Service, except as required by any change in Law;

          (vi) change in any method of accounting applied in the preparation of the Financial Statements, other than a change which is required by reason of a concurrent change in Law or GAAP;

          (vii) (A) adoption of or amendment in any material respect to any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of its employees, consultants or directors, or (B) grant of any increase (other than increases required under any Contract and annual increases in the ordinary course of business, consistent with past practice) in the compensation of its employees, officers or directors (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment);

          (viii) material change or modification in any of the Contracts, nor has any of the CK Companies or the CK Trust entered into any Contract, except, in each case, in the ordinary and regular course of its business and in no event calling for annual payments by, or to, any CK Company in excess of $250,000 (other than with respect to Permitted Arrangements);

          (ix) issuance or sale by any CK Company or the CK Trust of any capital stock or trust interest of any CK Company or the CK Trust, as the case may be, or any security convertible into or exchangeable for, any shares of such capital stock or trust interests;

          (x) declaration, distribution or the setting aside for distribution of any property other than cash, cash equivalents and readily marketable securities of any CK Company or the CK Trust, or directly or indirectly, the redemption, purchase or otherwise acquisition of any shares of capital stock or trust interests for property other than cash, as the case may be; and

          (xi) agreement, whether in writing or otherwise, to take any action described in this Section 3.16.

     3.17 Litigation and Claims. Except as set forth in the CK Companies Disclosure Schedule, there is no material Action pending or, to the Knowledge of the Sellers or any CK Company, threatened, against or affecting any CK Company, the CK Trust or the Purchase Shares, and there is no material Action pending or, to the Knowledge of the Sellers or any CK Company, threatened, against any CK Company or the CK Trust affecting the propriety or validity of the transactions contemplated hereby or by the Related Agreements. Except as set forth in the CK Companies Disclosure Schedule, none of the CK Companies or the CK Trust is subject to or in default under or with respect to any Order.

     3.18  Governmental Permits; Compliance with Laws.

     (a) Each CK Company owns, holds or possesses all material Governmental Permits which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted, except for such Governmental Permits which would be obtainable in due course by any qualified applicant without any undue burden or cost in the event of any failure to apply, lapse, termination, cancellation or forfeiture thereof.

     (b) The CK Companies Disclosure Schedule sets forth a complete and correct list and brief description of each Governmental Permit owned, held or possessed by the CK Companies, as of the date hereof, except for such Governmental Permits which would be obtainable in due course by any qualified applicant without any undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Except as set forth in the CK Companies Disclosure Schedule, (i) each CK Company has fulfilled and performed in all respects its obligations under each of the Governmental Permits which it owns, holds or possesses other than where the failure to perform could not reasonably be expected to have a CK Companies Material Adverse Effect, and (ii) no written notice of cancellation, of default or of any material dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Sellers or any CK Company. Solely for purposes of Section 7.1, the term "Governmental Permit" used in this Section 3.18(b) shall also include any Governmental Permit owned, held or possessed by any CK Company after the date of this Agreement that would have been required to be listed in a Schedule to this Agreement had such Governmental Permit been owned, held or possessed by such CK Company as of the date of this Agreement.

     (c) Each CK Company is in compliance in all respects with all Laws which are applicable to its business other than any failure to comply which could not reasonably be expected to have a CK Companies Material Adverse Effect.

     3.19 Environmental Matters. Except as set forth in the CK Companies Disclosure Schedule:

          (i) Each CK Company is in compliance in all material respects with its obligations under applicable Environmental Laws;

          (ii) There are no Environmental Conditions present at, on, or under, any Facility, as a result of activities of any CK Company or any of their employees or agents or, to the Knowledge of the Sellers or any CK Company, as a result of activities of any other Person, in each case in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would reasonably be expected to result in liability in any material respect under or relating to Environmental Law;

          (iii) None of the CK Companies has disposed of, arranged for the disposal of, released, threatened to release, or transported any Hazardous Substances in violation of any applicable Environmental Law or in a manner that would reasonably be expected to result in material Damages to PVH or to any CK Company;

          (iv) None of the CK Companies is subject to any Actions, is subject to any Order or has received any notice or other communication from any Governmental Authority or the current or prior owner or operator of any of the Facilities or any other Person, in each case with respect to any actual or potential violation or failure to comply with any Environmental Law or of any actual or threatened obligation or liability under any Environmental Law, or regarding any Hazardous Substances; and to the Knowledge of the Sellers or any CK Company, none of the CK Companies is threatened with any such written Action, Order, notice or communication;

          (v) None of the CK Companies has specifically contractually assumed any liability or obligation under or relating to Environmental Laws or Hazardous Substances; and

          (vi) Since January 1, 1992, there are no Environmental Reports in the custody or control of the CK Companies relating to the Facilities, business of any CK Company or activities of any CK Company that have not been made available to PVH.

     3.20  Employee Plans.

     (a) Except as set forth in the CK Companies Disclosure Schedule, none of the CK Companies or the Sellers nor any other Person which together with the CK Companies or any of the Sellers constitutes a member of the CK Companies' or such Seller's "controlled group" or "affiliated service group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA and/or Sections 414(b), (c),
(m) or (o) of the Code (each such group or groups and each member thereof hereinafter referred to individually and collectively as the "Group")) has at any time adopted or maintained, has any liability or is a fiduciary with respect to or has any present or future obligation to contribute to or make payment under (i) any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, or (ii) any other benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, consultants or independent contractors of the Group, or for the benefit of any other Person or Persons) including, without limitation, plans, programs, contracts or arrangements with respect to pension, retirement, profit sharing, deferred compensation, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, disability, relocation, child care, educational assistance, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance, cafeteria, pre-tax premium, flexible spending or other contribution, benefit or payment of any kind, and plans, programs, contracts or arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Group, other than any such benefit plan, program, contract or arrangement maintained outside the United States primarily for the benefit of International Employees (hereinafter individually and collective called the "International Plans"), (all such employee benefit plans and other benefit plans, programs, contracts or arrangements, whether written or oral, other than any International Plan, hereinafter individually and collectively called the "Employee Benefit Plans"). No member of the Group has any obligation other than as required by applicable Law, to amend any Employee Benefit Plan so as to increase benefits thereunder or otherwise.

     (b) No Employee Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 or 413(c) of the Code, other than the ILGWU National Retirement Fund and NRF-2000.

     (c) Except as set forth in the CK Companies Disclosure Schedule with respect to the filings of Forms 5330, any and all amounts which any member of the Group is required to pay as contributions or otherwise, with respect to the Employee Benefit Plans, have been timely paid.

     (d) Except as disclosed on the CK Companies Disclosure Schedule, each of the Employee Benefit Plans (other than any Multiemployer Plans (as defined in
Section 3.20(e)) and any welfare plans (within the meaning of Section 3(1) of ERISA) maintained by a labor union (such welfare plans and Multiemployer Plans that are Employee Benefit Plans hereinafter individually and collectively called "Union Plans")) sponsored or maintained by any CK Company, to which such CK Company has any current or future obligation to contribute or under which any employee of such CK Company (and/or any dependent or beneficiary of such employee) is covered or entitled to benefits by reason of employment with such CK Company (such Employee Benefit Plans hereinafter individually and collectively called "Company Plans") and, to the Knowledge of the Sellers or any CK Company, each of the Union Plans, has been established, maintained, operated and administered in all material respects in accordance with its terms and all applicable Law. Each of the Company Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code (a "Qualified Plan") has been determined by the Internal Revenue Service to be so qualified and nothing to the Knowledge of the Sellers or any CK Company has occurred since the issuance of such determination to adversely affect such qualified status. There are no pending, threatened or anticipated proceedings (other than routine claims for benefits) involving any of the Company Plans, or, to the Knowledge of the Sellers or any CK Company, any of the Union Plans, with respect to or affecting any CK Company or any current or former employee of any CK Company. There have been no nonexempt "prohibited transactions" within the meaning of
Section 406 of ERISA or Section 4975 of the Code with respect to any of the Employee Benefit Plans with respect to which all obligations and liabilities of any CK Company has not been satisfied in full prior to November 1, 2002.

     (e) No member of the Group has incurred any withdrawal liability with respect to a "multiemployer plan" within the meaning of Section 3(37) of ERISA (each such plan hereinafter a "Multiemployer Plan") under Title IV of ERISA. No member of the Group is a party to, or participates in, or has any liability or contingent liability with respect to any Multiemployer Plan (other than the ILGWU National Retirement Fund and NRF-2000 as disclosed in Section 3.20(e) of the CK Companies Disclosure Schedule).

     (f) A complete and correct copy of each of the Company Plans and each of the International Plans, and all amendments thereto, whether currently effective or to become effective at a later date, and all contracts and agreements relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements, administration and recordkeeping agreements) have been provided to PVH. In the case of any Company Plan that is not in written form, an accurate and complete description of such Company Plan has been provided to PVH. With respect to each Company Plan, PVH has been provided with a complete and correct copy of each of (i) the three most recent annual reports (Form 5500 series), and (ii) the most recent summary plan description (including summaries of material modification), and Internal Revenue Service determination letter and/or ruling.

     (g) Except as set forth on the CK Companies Disclosure Schedule, each Company Plan, and all contracts and agreements relating thereto or to the funding thereof, can be unilaterally terminated by such CK Company, without penalty, on no more than 30 days' notice, and all obligations of such CK Company with respect to all other Employee Benefit Plans can be unilaterally terminated by such CK Company, without penalty, on no more than 30 days' notice. There have been no material changes in the financial condition of the respective Company Plans (or other information provided hereunder) from that stated in each Company Plan's most recent of such annual reports.

     (h) Except as set forth on the CK Companies Disclosure Schedule, no Company Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees, former employees or directors of any CK Company beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA.

     (i) Except as set forth in the CK Companies Disclosure Schedules, neither the execution and delivery by the Sellers or any CK Company of this Agreement or the Related Agreements nor the consummation by the Sellers of the transactions contemplated hereby or by the Related Agreements shall (either alone or upon the occurrence of additional events or acts) (x) require any CK Company to make any payment to, or obtain any consent or waiver from, any officer, director, employee, consultant or agent of any member of the Group or (y) accelerate vesting or payment of any benefits or any payments, increase the amount or value of any benefit or payment.

     (j) The CK Companies Disclosure Schedule separately identifies each International Plan as well as each severance or other post termination arrangement applicable to International Employees. Any and all amounts that any member of the Group is required to pay as contribution or otherwise with respect to each International Plan have been timely paid. Each International Plan has been established, maintained and operated in all material respects in accordance with their terms and all applicable Law including, without limitation, any Law relating to exemption from Tax for any International Plan intended to be Tax-exempt. There are no pending, threatened or anticipated proceedings (other than routine claims for benefits) involving any of the International Plans.

     3.21 No Finder. None of the CK Companies or any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary (other than counsel which fee or commission shall be paid in full by the CK Companies prior to the Closing) for or on account of the transactions contemplated hereby or by the Related Agreements.

                                  ARTICLE IV.

                      REPRESENTATIONS AND WARRANTIES OF PVH

     PVH represents and warrants to each CK Company and the Sellers as follows:

     4.1 Organization; Good Standing. PVH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authority; Execution and Delivery; Enforceability. PVH has full corporate power and authority to execute and deliver this Agreement and the Related Agreements, to perform its respective obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and by the Related Agreements. All corporate acts and other proceedings required to be taken by PVH to authorize the execution, delivery and performance of this Agreement and the Related Agreements have been duly and properly taken. Each of this Agreement and (when executed) the Related Agreements has been (or will be) duly executed and delivered by PVH, and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of PVH, enforceable against PVH in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.3 Non-Contravention. The execution and delivery of this Agreement and the Related Agreements by PVH does not, and the consummation of the transactions contemplated hereby and by the Related Agreements and compliance with the terms hereof and of the Related Agreements, will not:

          (i) constitute a violation or breach of the certificate of incorporation or the by-laws of PVH;

          (ii) except as set forth in the PVH Disclosure Schedule, constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any material contract or other instrument to which PVH is a party or by which any of the assets of PVH; or

          (iii) assuming the consents described in Section 4.4 have been received, violate any Order or any Law affecting PVH or the assets of PVH.

     4.4 Consents and Approvals. Except as set forth in the PVH Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or Person is required to be obtained by or on behalf of PVH in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and by the Related Agreements, other than compliance with and filings under the HSR Act and similar Laws of any jurisdiction.

     4.5 Equity Matters. The PVH Shares, the Warrant and the shares of PVH Common Stock underlying the Warrant, when issued in accordance with the terms of this Agreement or the Warrant, as the case may be, will be duly and validly issued, fully paid and non-assessable, will be free and clear of any Liens imposed by or through PVH, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reasons of being such a holder.

     4.6 Litigation and Claims. There is no Action pending or, to the knowledge of PVH, threatened, against or affecting PVH with respect to the propriety or validity of the transactions contemplated hereby or by the Related Agreements. Except as otherwise disclosed herein or in the PVH Disclosure Schedules, there are no Actions pending or, to the knowledge of PVH, threatened, against or involving PVH or any of its Subsidiaries or any of their respective properties or assets, at Law or in equity, involving claims of more than $1,000,000 by stockholders of PVH, or claims involving more than $1,000,000 for product liability, infringement of trademark, patent or intellectual property, violations of health and safety laws covering employees, violations of Environmental Laws, violations of customs laws, sexual harassment or discrimination, or racial discrimination. There is no outstanding or, to the knowledge of PVH, threatened, Order of any Governmental Authority against PVH or any of its Subsidiaries or any of their respective properties or assets, which Order could have a PVH Material Adverse Effect.

     4.7 SEC Reports. PVH has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission since February 4, 2001 (the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports presents fairly in all material respects the consolidated financial position of PVH as of the respective dates thereof, and the other related financial statements (including the related notes) included therein presented fairly in all material respects the consolidated results of operations and changes in financial position of PVH for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the SEC Reports has been prepared in accordance with GAAP, except as otherwise noted therein or, in the case of the unaudited financial statements, as permitted by the applicable rules and regulations of the Securities and Exchange Commission.

     4.8 Private Offering. Subject to the accuracy of the Sellers' representations and warranties contained in Article II, the offer, sale and issuance of the PVH Shares, the Warrant and the shares of PVH Common Stock underlying the Warrant, as contemplated hereby and by the Warrant, is (and will be) exempt from the registration requirements of the Securities Act. PVH has not offered or sold such securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

     4.9 Capitalization. The PVH Disclosure Schedule sets forth, in each case as of the date hereof, (i) the authorized Capital Stock of PVH, the number of shares of each class of Capital Stock issued and outstanding and the number of shares of PVH Common Stock reserved for issuance in connection with PVH's stock option plans, and (ii) all options, warrants, rights to subscribe to, calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of Capital Stock of PVH, other than (x) options to purchase 615,887, 1,886,878 and 2,387,564 shares of PVH Common Stock issued and outstanding under PVH's 1987, 1997 and 2000 stock option plans, respectively, and (y) the Rights. All of the issued and outstanding shares of PVH's Capital Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights. Except pursuant to this Agreement or in connection with stock option plans, the Rights Agreement and the Apax Transaction, (i) no equity securities of PVH are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any Capital Stock of PVH, and (iii) there are no contracts, commitments, understandings or arrangements by which PVH is bound to issue additional shares of its Capital Stock or securities or rights convertible into or exchangeable for shares of any Capital Stock of PVH, or options, warrants or rights to purchase or acquire any additional shares of its Capital Stock. Neither PVH nor any of its Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock. Except as contemplated by the Registration Rights Agreement, there are no contracts between PVH and any Person granting such Person the right to require PVH to file a registration statement under the Securities Act with respect to any securities of PVH owned or to be owned by such Person or to require PVH to include such securities in any other registration statement filed by PVH under the Securities Act.

     4.10 Listing. PVH is not in violation of the listing requirements of the NYSE in any material respect. PVH has not received any written notice from the NYSE that the PVH Common Stock is to be delisted by the NYSE.

     4.11 Financial Statements. PVH has made available to the Sellers copies of (i) the consolidated balance sheet of PVH and its Subsidiaries as of February 3, 2002 and February 4, 2001 and the related consolidated income statements, changes in stockholders' equity and cash flows for the fiscal years ended February 3, 2002, February 4, 2001 and January 30, 2000, as reported in PVH's Annual Report on Form 10-K for the fiscal year ended February 3, 2002, filed by PVH with the SEC under the Exchange Act, and accompanied by the audit report of Ernst & Young LLP, independent public accountants, and (ii) the unaudited consolidated balance sheet of PVH and its Subsidiaries as of November 3, 2002 (the "PVH Balance Sheet") and the related unaudited consolidated income statements and cash flows for the thirteen weeks and thirty-nine weeks ended November 3, 2002, as reported in PVH's Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2002, filed with the SEC under the Exchange Act. Such audited financial statements accurately reflect the books and records of PVH and present fairly, in all material respects, the consolidated financial position of PVH and its Subsidiaries and the consolidated results of their operations and their cash flows for the periods and dates covered thereby, in conformity with GAAP. Such unaudited financial statements accurately reflect the books and records of PVH and present fairly, in all material respects, the consolidated financial position of PVH and its Subsidiaries and the consolidated results of their operations and their cash flows for the period and date covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments (none of which will be material in amount) and the absence of footnote disclosures thereto. PVH and its Subsidiaries have no liabilities or obligations of a type that GAAP would require to be on the PVH Balance Sheet (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the PVH Balance Sheet in conformity with GAAP, except for liabilities and obligations that may have arisen in the ordinary and usual course of business and consistent with past practice since November 3, 2002 and that, individually or in the aggregate, could not reasonably have a PVH Material Adverse Effect. Neither PVH nor any of its Subsidiaries are currently a party to any Off-Balance Sheet Arrangement, which is not reflected in the financial statements (or the footnotes thereto) referred to in this Section 4.11. During the past three years, PVH has not restated any of its published financial results and PVH is not aware of any facts which may require such restatement.

     4.12  Tax Matters.

     (a) For the periods commencing after January 1, 1999, PVH and each of its Subsidiaries has timely filed or caused to be timely filed any and all Tax Returns required to be filed by it under applicable Law, except to the extent that any failure to do so could not reasonably be likely to have a PVH Material Adverse Effect. The reserves for Taxes contained in the financial statements of PVH or carried on the books and records of PVH and its Subsidiaries, as applicable, are in the aggregate adequate to cover all Tax liabilities and deferred Taxes of PVH and its Subsidiaries, as of the date of this Agreement, except to the extent that any inadequacy could not have a PVH Material Adverse Effect.

     (b) For the periods commencing after January 1, 1999, all Taxes shown as being due and owing by PVH or any of its Subsidiaries on any Tax Return have been paid.

     (c) PVH and each of its Subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party, except to the extent that any failure to do so could not have a PVH Material Adverse Effect.

     (d) None of PVH nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case except as to Taxes that are disclosed in the PVH Disclosure Schedules or in the financial statements of PVH and its Subsidiaries, as applicable, or that, if assessed could not have a PVH Material Adverse Effect.

     (e) PVH has not been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     4.13  Intellectual Property.

     (a) For the purposes of this Section 4.13, "PVH Intellectual Property" shall mean (i) all PVH Marks, trade dress, logos, trade names, domain names, web-sites, brand names and corporate names (and all licenses or other rights relating to any of the foregoing), together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) all inventions and designs (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, and (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, in each case which is owned by or licensed to PVH and its Subsidiaries as of the date hereof.

     (b) Each of PVH and its Subsidiaries owns, or is licensed to use, all PVH Intellectual Property material to its business, and to the knowledge of PVH, the use thereof by PVH and its Subsidiaries does not infringe upon the trademark, copyright or proprietary rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be likely to have a PVH Material Adverse Effect.

     (c) Except as set forth in the PVH Disclosure Schedules, no PVH Mark licensed to or used by PVH or any of its Subsidiaries is scheduled to expire (without the right of extension on the part of PVH) within 12 months from the date hereof, which such expiration could reasonably be likely to have a PVH Material Adverse Effect.

     4.14  Employee Plans.

     (a) The PVH Disclosure Schedule sets forth a complete and correct list of every Employee Program which is maintained, administered, sponsored or contributed to by PVH or any of its Subsidiaries, which covers any employee of PVH or any of its Subsidiaries or with respect to which an obligation of PVH or any of its Subsidiaries to make any contribution exists, other than a Foreign Plan. Any Employee Program listed in such schedule (other than any

Employee Program that is a multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan")) is referred to below as a "Company Employee Plan."

     (b) PVH has made available to the Sellers with respect to each Company Employee Plan complete and correct copies of (i) all written documents comprising such Company Employee Plan (including amendments, individual agreements, service agreements, trusts and other funding agreements), (ii) the three most recent annual returns in the Federal Form 5500 series (including all schedules thereto) filed with respect to such Company Employee Plan, (iii) the three most recent audited financial statements and actuarial reports, if any, pertaining to such Company Employee Plan, (iv) the summary plan description currently in effect and all material modifications thereto, if any, for such Company Employee Plan, (v) any employee handbook which includes a description of such Company Employee Plan, (vi) the most recent Internal Revenue Service determination letter, if any, for such Company Employee Plan, and (vii) any other written communications to any employee, to the extent that the provisions of such Company Employee Plan described therein differ materially from such provisions as set forth or described in the other information or materials furnished under this subsection (b).

     (c) Each Company Employee Plan which is intended to qualify under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service which states that such plan is so qualified, and on which any employer which has adopted such plan may currently rely.

     (d) Each Company Employee Plan and Foreign Plan has been maintained in accordance with its terms and with all applicable Laws, except to such extent as could not reasonably have a PVH Material Adverse Effect. Neither PVH nor any of its Subsidiaries has any unsatisfied liability, or any unpaid fine, penalty or tax, with respect to any Company Employee Plan, any Foreign Plan or any other Employee Program, which could reasonably have a PVH Material Adverse Effect. To the knowledge of PVH, there has been no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code), or any breach of any duty under ERISA, any other applicable Law or any agreement, with respect to any Company Employee Plan or Foreign Plan which could subject PVH or any of its Subsidiaries to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, taxes or any other loss or expense which could reasonably have a PVH Material Adverse Effect. PVH and each of its Subsidiaries has made full and timely payment of all contributions required to be made by it to each Company Employee Plan and Foreign Plan by the terms of any such plan or under the applicable Law, except that all contributions which are so required to be made by PVH or any of its Subsidiaries to each Company Employee Plan and Foreign Plan for any period ending prior to the Closing, but which are not due by the date of the Closing, shall be properly reserved or accrued in the appropriate financial statements. There have been no material violations of any reporting or disclosure requirements under ERISA or the Code with respect to any Company Employee Plan, including any requirement to file an annual return.

     (e) No litigation or claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of PVH or any of its Subsidiaries, threatened with respect to any Company Employee Plan or Foreign Plan which could reasonably have a PVH Material Adverse Effect.

     (f) With respect to each Company Employee Plan which is a defined benefit pension plan, (i) such Company Employee Plan has not incurred an "accumulated funding deficiency", within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) such Company Employee Plan has not been terminated, (iii) no notice of intent to terminate such Company Employee Plan has been issued to participants or filed with the PBGC, (iv) the PBGC has not instituted any proceeding to terminate, or to appoint a trustee or administrator of, such Company Employee Plan, and no circumstances exist that are reasonably likely to constitute grounds under Section 4042 of ERISA which may allow the PBGC to institute any such proceeding, (v) except as set forth on the PVH Disclosure Schedule, if such Company Employee Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, as of the most recent valuation date for such Company Employee Plan, the present value of benefit liabilities, when computed on a termination basis using actuarial assumptions which are reasonable under the circumstances, does not exceed the value of assets, (vi) neither PVH nor any of its Subsidiaries (x) have incurred any liability to the PBGC or any other Person, or has become subject to any lien, under Title IV of ERISA in connection with such Company Employee Plan (other than PBGC premiums), or (y) has knowledge of any facts or transactions that might reasonably be anticipated to result in the imposition of any liability on, or the imposition of any lien on the assets of, PVH or any of its Subsidiaries to, or in favor of, the PBGC or any other Person under Title IV of ERISA in connection with such Company Employee Plan (other than PBGC premiums), and (vii) no reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043 of ERISA that it be notified within 30 days of the occurrence of such event, has occurred with respect to such Company Employee Plan.

     (g) Except as set forth on the PVH Disclosure Schedule, no Employee Program which has been maintained, administered or contributed to by PVH or any of its Subsidiaries, which has covered any employee of PVH or any of its Subsidiaries, or to which PVH or any of its Subsidiaries has had any obligation to make a contribution, during the six-year period ending on the date of this Agreement, is (i) a "multiemployer plan", as defined in Section 3(37) of ERISA, (ii) a "multiple employer plan", as described in Section 413(c) of the Code, (iii) a "multiple employer welfare arrangement", as defined in Section 3(40) of ERISA,
(iv) a "voluntary employees' beneficiary association" within the meaning of
Section 501(c)(9) of the Code, or (v) a Foreign Plan other than a plan which does not provide benefits materially greater than any benefits which may be required by applicable Law. Neither PVH nor any of its Subsidiaries has, within the past six years, incurred any withdrawal liability to a Multiemployer Plan.

     (h) Except as set forth on the PVH Disclosure Schedule, all health and medical benefit coverage, and all death benefit coverage, under each Company Employee Plan is provided solely through insurance, and no Company Employee Plan provides health or medical coverage, life insurance coverage, or coverage for any other welfare benefit to any retiree, except for continuation coverage required by Section 4980B of the Code, Sections 601 to 608 of ERISA or any applicable State Law.

     (i) No employee of PVH or any of its Subsidiaries shall accrue or receive additional benefits, additional credit for service, accelerated vesting or accelerated rights to payment of any benefit under any Company Employee Plan, or become entitled to any severance, termination allowance or similar payments or to the forgiveness of any indebtedness, solely as a result of the execution and delivery of, or the transactions contemplated by this Agreement. Such execution and delivery, or the occurrence of such transactions, shall not result in any increase in the contributions required to be made to any Company Employee Plan. Except as set forth on the PVH Disclosure Schedule, no payment made or contemplated under any Company Employee Plan, or by PVH or any of its Subsidiaries, in connection with the transactions contemplated hereby and by the Apax Transaction, constituted, or would constitute, either (i) an "excess parachute payment" within the meaning of Section 280G of the Code or (ii) a payment which is not deductible by reason of Section 404 of the Code.

     (j) Except as set forth on the PVH Disclosure Schedule, (i) except for the adoption of a plan amendment which is needed to bring the plan documents into conformity with statutory changes enacted in recent years, neither PVH nor any of its Subsidiaries are under any obligation (express or implied) to modify any Company Employee Plan, or to establish any new Employee Program which will cover any employee of PVH or any of its Subsidiaries, (ii) PVH or its Subsidiaries have expressly reserved to itself the right to amend, modify or terminate each Company Employee Plan (and any service or funding agreement or arrangement for each Company Employee Plan), at any time without material liability or penalty to itself (other than routine expenses), and (iii) no Company Employee Plan requires PVH or any of its Subsidiaries to continue to employ or use the services of any employee.

     (k) Except as set forth on the PVH Disclosure Schedule, there has been no amendment, interpretation or announcement by PVH or any of its Subsidiaries relating to any Company Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan, as indicated in the applicable financial statements, for its most recent fiscal year.

     (l) No entity, which at any time during the six-year period ending on the date of this Agreement has been considered a single employer with PVH or any of its Subsidiaries under Section 4001(b) of ERISA or Section 414(b), (c), (m) or
(o) of the Code, has any unpaid liability, fine, penalty or tax with respect to any Employee Program for which PVH or any of its Subsidiaries could be liable, and which could reasonably have a PVH Material Adverse Effect.

     4.15  Compliance with Laws; Permits.

     (a) PVH and its Subsidiaries are in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Authority applicable to PVH and its Subsidiaries or to the conduct of the business or operations of PVH and its Subsidiaries or the use of their properties (including any leased properties) and assets. Since January 1, 1999, neither PVH nor any of its Subsidiaries have received any written notice of violation or alleged material violation of any such Law or Order by any Governmental Authority in any material respect that has not been resolved. Since January 1, 1999, neither PVH nor any of its Subsidiaries have received written notice that it is the subject of an investigation by any Governmental Body which could reasonably be likely to have a PVH Material Adverse Effect.

     (b) To the knowledge of PVH, except as set forth in the PVH Disclosure Schedules, PVH and its Subsidiaries have all Permits necessary for the conduct of their business, except where the failure to have such Permits could not reasonably be likely to have a PVH Material Adverse Effect. PVH and its Subsidiaries have complied in all material respects with all conditions of such Permits applicable to it.

     4.16  Environmental Protection.

     (a) Each of PVH and its Subsidiaries are in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws, or in any plan, Order, notice or demand letter issued, entered, promulgated or approved thereunder.

     (b) Except as set forth in the PVH Disclosure Schedules, to the knowledge of PVH, as a result of activities of PVH or its Subsidiaries or any of their employees, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of on or from, any property owned or during the period of PVH's or any of its Subsidiaries' lease(s), or, to the knowledge of PVH without any investigation, any prior period, leased by PVH or any of its Subsidiaries such that, under applicable Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned-up or remediated before the property could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property could be subjected to liability for the removal, clean-up or remediation of such Hazardous Material, except, under circumstances that could not reasonably be likely to have a PVH Material Adverse Effect; and, except as set forth in the PVH Disclosure Schedules, PVH has not received any written notification from any Governmental Authority or other third parties relating to Hazardous Material on or affecting any property owned or leased by PVH or its Subsidiaries or relating to any potential or known liability under applicable Environmental Laws arising from the ownership or leasing of any property, which could reasonably be likely to have a PVH Material Adverse Effect.

     4.17 No Finder. Except for the engagement of The Blackstone Group L.P., JPMorgan Chase and Lehman Brothers, neither PVH nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby or by the Related Agreements.

     4.18 No Reliance. PVH acknowledges that no written or oral representations or warranties have been made to it or any of its Affiliates or representatives, with regard to any of the CK Companies or otherwise with respect to the transactions contemplated by this Agreement or any Related Agreement, other than as set forth in Article II and Article III and in the Agreement and Assignment. Without limiting the foregoing, PVH acknowledges that the Sellers and the CK Companies are not making any representations and warranties with respect to the effect on PVH after the Closing of any agreement the CK Companies may have with UNITE, Local 89-22-1 or any other union as a result of the consummation of the transactions contemplated hereby; provided, however, that nothing herein shall relieve the Sellers of any liability hereunder as a result of a breach by the CK Companies of any such agreement or the representations and warranties of the Sellers and the CK Companies with respect thereto.

                                   ARTICLE V.

                        ACTION PRIOR TO THE CLOSING DATE

     From and after the execution of this Agreement until the Closing Time (or earlier termination of this Agreement in accordance with Section 10.1):

     5.1  Conduct of Business.

     (a) Each CK Company shall, and each Seller shall cause each CK Company to,
(i) continue to conduct the business of such CK Company in the ordinary course thereof and use its commercially reasonable efforts to maintain its business in substantially the same manner as heretofore, carry on its business' practices in substantially the same manner as heretofore and keep the business' books of account, records and files in a manner consistent with past practice, (ii) use its commercially reasonable efforts to preserve the organization of such CK Company intact, to retain the services of the non-administrative and non-union employees of such CK Company and to preserve the goodwill of the licensees, suppliers and customers of such CK Company and others having business relations with such CK Company, (iii) pay and perform all of the debts, obligations and liabilities of such CK Company as and when due consistent with past practice and all Contracts in accordance in all material respects with the terms and provisions thereof; provided, however, the CK Companies shall repay in full and cancel, at or prior to the Closing Time, the CK Debt Obligations and shall cause all Liens granted under the Line Letter to be discharged, (iv) maintain all CK Intellectual Property Rights in a manner consistent with past practices and not take any action adverse to the preservation of such CK Intellectual Property Rights, (v) fully satisfy all obligations, on a timely basis, under each employee benefit plan (as defined in Section 3(3) of ERISA), including, without limitation, all contribution obligations, and to administer, operate and maintain each such employee benefit plan in accordance with its terms and all applicable Law, including with respect to any Qualified Plan, the qualification requirements of the Code, and (vi) use the same efforts as heretofore used to comply with all Laws applicable to such CK Company.

     (b) Notwithstanding Section 5.1(a) hereof, none of the CK Companies shall, and each Seller shall cause the CK Companies to not, without the prior written consent of PVH:

          (i) make any material change in the businesses or the operations of any CK Company;

          (ii) (A) incur, pay or discharge any liability or obligation (absolute, accrued, contingent or otherwise), except with respect to the CK Debt Obligations, (B) sell or transfer any property, or (C) acquire or sell, lease, grant an interest in or dispose of any assets or businesses, in each case, other than in the ordinary course of business consistent with past practice or pursuant to
     Section 5.11;

          (iii) (A) guarantee or assume any other obligation of any Person (other than another CK Company), or (B) make any loan or advance to any Person (other than business-related advances to employees in the ordinary course of business, consistent with past practice and in an amount not to exceed $25,000 per employee or $100,000 in the aggregate);

          (iv) waive any right of value owed to, cancel any debt owed to, or claims held by, any CK Company, except in the ordinary course of business consistent with past practice, or with respect to the CK Debt Obligations;

          (v) settle or compromise any Action, which amount of such settlement or compromise is not paid in full prior to the Closing or which settlement or compromise would have a continuing adverse impact on the business of the CK Companies after the Closing;

          (vi) make any Tax election or change a Tax election or file for any change in any material respect of any method of accounting with the Internal Revenue Service, except as required by any change in Law;

          (vii) revoke any CK Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code, or the comparable elections or status for applicable state and local Tax purposes, or take or permit to be taken any action that would reasonably be expected to have the effect of terminating any such election or status;

          (viii) make any change in the methods of accounting or accounting principles applied in the preparation of the financial statements of the CK Companies other than a change which is required by reason of a concurrent change in Law or GAAP;

          (ix) (A) adopt, terminate or amend, except as required by this Agreement or applicable Law, or as permitted by Section 6.2(d), in any material respect (other than as may be required to comply with applicable
     Law), fund or secure any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of its employees, consultants or directors, (B) grant any general increase (other than increases required under a Contract) in the compensation of its employees (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment) or any increase (other than increases required under a Contract) in the compensation payable or to become payable to any officer or director, or (C) take any action to or permit any member of the Group to take any action to completely or partially withdraw (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan;

          (x) enter into, amend or modify any Contract except in the ordinary course of business and in no event calling for annual payments, if a new Contract, or an increase in annual payments, if an amendment or modification, by, or to, any CK Company in excess of $100,000, other than
     (i) with respect to Permitted Arrangements, and (ii) any amendments and modifications pursuant to grace periods customary in the industry;

          (xi) amend or modify any employment agreement or any consulting agreement with respect to an employee of, or consultant to, any CK Company, as applicable, entitled to receive a base salary or consulting fee, as applicable, in excess of $75,000 per year;

          (xii) enter into, amend or modify any Contract granting to a third party the right to use any CK Intellectual Property Rights to manufacture and sell products, other than Contracts that may be terminated upon less than 90 days' notice by a CK Company granting the right to manufacture and sell products for seasonal purposes or any co-existence agreement relating to any Mark;

          (xiii) enter into, amend or modify any collective bargaining agreements;

          (xiv) authorize, undertake, or enter into any commitment with respect to, capital expenditure projects individually in excess of $50,000 or in the aggregate in excess of $250,000;

          (xv) amend the articles or certificates of incorporation, as applicable, or by-laws of any CK Company, or amend the CK Trust Agreement;

          (xvi) issue, deliver, or agree (actually or contingently) to issue or deliver (whether pursuant to any option or otherwise), or grant or modify any option, warrant or other right to purchase or otherwise acquire, any shares of the capital stock or trust interests of any CK Company or the CK Trust, as the case may be, or any security convertible into or exchangeable for, any shares of such capital stock or trust interests, or issue or agree to issue any bonds, notes, or other securities, except borrowings drawn under the Line Letter and ordinary course trade letters of credit and performance bonds;

          (xvii) split, combine or reclassify any shares of the capital stock or trust interests of any CK Company or the CK Trust, as the case may be, retire, redeem or otherwise acquire any shares of the capital stock or trust interests of any CK Company or the CK Trust, as the case may be, or declare, set aside or make any distributions of property other than pursuant to Section 5.11 or other than cash, cash equivalents or readily marketable securities in respect of the capital stock or trust interests of any CK Company or the CK Trust, as the case may be, or agree to do any of the foregoing;

          (xviii) fail to maintain in force, or make any change in (except in the ordinary course of business), the insurance contemplated by Section
     3.13 (or substantially equivalent replacement coverage) as being maintained by any CK Company;

          (xix) issue any communication to employees of any CK Company with respect to compensation, benefits or employment continuation or opportunity following the Closing, except as required by Law;

          (xx) enter into any partnership or joint venture agreement or arrangement or any similar agreement or arrangement;

          (xxi) enter into any Contract which would require a consent thereunder with respect to the consummation of the transactions hereby or by any Related Agreement; or

          (xxii) agree, whether in writing or otherwise, to do any of the foregoing.

     5.2 No Breach of Representations and Warranties; Notification of Certain Matters. The Sellers, the CK Companies or PVH, as the case may be, will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event or condition which would result in the inability of any condition contained in Articles VII or VIII to be satisfied or would otherwise prevent it from consummating the transactions contemplated hereby or by any Related Agreement, give detailed written notice thereof to the Sellers, the CK Companies or PVH, as the case may be, and each of the Sellers, the CK Companies or PVH, as the case may be, shall use its reasonable best efforts to prevent or promptly to remedy such event, condition or breach. None of the disclosures pursuant to this
Section 5.2 will be deemed to qualify, modify, or amend or supplement the representations, warranties or covenants of any party.

     5.3 Access. Subject to the terms of the Confidentiality Agreement, the Sellers and CKI shall afford PVH's employees, auditors, legal counsel and other authorized representatives and advisors, as well as representatives of PVH's financing sources, all reasonable opportunity and access during normal business hours to inspect, investigate and audit the assets, liabilities, Contracts, operations and business of the CK Companies and the CK Trust and to interview the employees and officers of the CK Companies. The Sellers and CKI shall also permit PVH to meet with the licensees and other business partners of the CK Companies to discuss the business conducted between the CK Companies and such licensees and business partners so long as representatives of the Sellers and/or the CK Companies participate in such meetings and discussions.

     5.4 Standstill. None of the CK Companies or the Sellers shall, and shall not permit any of their respective officers, directors, employees, agents or Affiliates to, initiate, solicit, encourage, negotiate or enter into any agreement with any Person other than PVH (and the other Sellers) respecting the acquisition of any portion of the business of any CK Company or any of the Purchase Shares.

     5.5 Notice of Litigation. Promptly after obtaining knowledge of the occurrence of or the written threatened occurrence of any Action against any CK Company, the CK Trust, any Mark or the Purchase Shares, the Sellers or such CK Company shall give detailed written notice thereof to PVH.

     5.6 Fulfillment of Conditions to PVH's Obligations. Each Seller agrees, and agrees to cause each CK Company, to use reasonable best efforts to effectuate the transactions contemplated hereby and by the Related Agreements and to fulfill the conditions contained in Article VII and Article VIII, as applicable.

     5.7 Fulfillment of Conditions to Sellers' Obligations. PVH agrees to use reasonable best efforts to effectuate the transactions contemplated hereby and by the Related Agreements and to fulfill the conditions contained in Article VII and Article VIII, as applicable.

     5.8 Governmental Consents. Each of PVH, the Sellers and the CK Companies shall as promptly as practicable following the execution and delivery of this Agreement make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Authority in connection with the transactions contemplated hereby and by the Related Agreements, including without limitation
(i) the notification and report forms with the FTC and the DOJ, and any supplemental information requested in connection therewith pursuant to the HSR Act, and (ii) any other comparable notification forms required by any Governmental Authority. Each party will cause all documents that it is responsible for filing with any Governmental Authority under this Section 5.8 to comply in all material respects with all applicable Law. Each such party shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of such filings or submissions. Each such party shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority and shall comply promptly with any such inquiry or request. Each such party shall use its reasonable best efforts to obtain any clearance required under applicable Law for the consummation of the transactions contemplated hereby and by the Related Agreements. Filing fees attributable to the filings made pursuant to this Section 5.8 shall be borne by the party responsible for making the filing (it being understood that PVH shall pay all filing fees with respect to any filing required under the HSR Act or any other filings with any Governmental Authority in connection with the transactions contemplated hereby).

     5.9 Third Party Consents. The CK Companies and the Sellers shall use their respective reasonable best efforts (without the obligation to make payment other than obligations when and as required under existing Contracts) to obtain all consents from parties to Contracts which are required by the terms thereof to be obtained in connection with the transactions contemplated hereby and by the Related Agreements. PVH shall use its reasonable efforts to cooperate in obtaining any such consents, so long as PVH is not required to make any payments with respect thereto.

     5.10 Publicity. No public release or announcement concerning the transactions contemplated hereby or by the Related Agreements shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance and shall make a reasonable effort to take into account such comments.

     5.11  Transfer of Certain Assets. (a)  To the extent any of the Sellers
(or any of their Affiliates, other than the CK Companies or the CK Trust) own any assets primarily used in or necessary to conduct any CK Company's business, such Seller, effective as of the Closing Time, shall (i) sell, assign, deliver and transfer to PVH or the relevant CK Company or the CK Trust all such assets, and (ii) use its best efforts to cause such Affiliate to enter into an agreement with PVH to sell, assign, deliver and transfer to PVH or the relevant CK Company or the CK Trust all of such assets, in each case for no additional consideration; provided, however, that the property set forth in Section 5.11 of the CK Companies Disclosure Schedule may be retained by (or transferred to) the Sellers on or prior to Closing.

                                  ARTICLE VI.

                         OTHER AGREEMENTS OF THE PARTIES

     6.1  Cooperation in Litigation; Retention of Employees

     (a) Prior to the third anniversary of the Closing Date, the Sellers shall provide to PVH (at PVH's sole cost and expense) such cooperation as may reasonably be requested (taking into account the business and personal activities of the Sellers) in connection with the defense of any litigation relating to any CK Company whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before the Closing Date, provided, that such cooperation is limited to matters of which the Sellers have Knowledge.

     (b) From and after the date hereof until the Closing, the Sellers agree to use their reasonable best efforts (at PVH's sole cost and expense which shall not include the payment by PVH of any obligations of any CK Company for periods prior to Closing) to assist PVH in retaining, subsequent to the Closing Date, the services of the employees of the CK Companies whom PVH wishes to employ.

     6.2  Employees.

     (a) Any "Severance Qualified Employee" (as hereinafter defined) whose employment with PVH or any CK Company is involuntarily terminated without cause (as determined in good faith by PVH) by PVH or any CK Company during the nine-month period beginning on the Closing Date will be entitled to be paid severance by PVH or such CK Company as follows:

          (i) With respect to any such Severance Qualified Employee who, as of the employment termination in question, has more than 15 full years of service with a CK Company (taking into account such Severance Qualified Employee's service with PVH or a CK Company after the Closing), such severance will be based on two weeks of such Severance Qualified Employee's salary for each full year of such Severance Qualified Employee's service with a CK Company (taking into account such Severance Qualified

     Employee's service with PVH or a CK Company after the Closing), up to a maximum severance payment equal to one year's salary; and

          (ii) With respect to any such Severance Qualified Employee who is not described in Section 6.2(a)(i) above, such severance will be based on one week of such Severance Qualified Employee's salary for each full year of such Severance Qualified Employee's service with a CK Company (taking into account such Severance Qualified Employee's service with PVH or a CK Company after the Closing), up to a maximum severance payment equal to one year's salary.

Payment of severance pay, if any, to any individual who is not a Severance Qualified Employee and with respect to employment terminations occurring after the expiration of the nine-month period beginning on the Closing Date will be made in accordance with the then-generally applicable policies of PVH. Any severance payments made hereunder shall be net of withholding and other Taxes required under applicable Law. For purposes hereof, a "Severance Qualified Employee" is any individual, other than an International Employee, who was an employee of any CK Company immediately prior to the Closing, who, prior to the employment termination in question, was continuously employed by a CK Company (taking into account such employee's service with PVH or a CK Company after the Closing) for at least one full year and who, as of the employment termination in question, is not covered by a written agreement that provides such Severance Qualified Employee with a severance benefit. The amount of severance, if any, payable to International Employees whose employment terminates after the Closing shall be determined by PVH in accordance with its then-generally applicable policies and applicable Law.

     (b) PVH agrees that each individual who was an employee of the CK Companies immediately prior to the Closing will receive service credit for all periods of employment with the CK Companies or any predecessor thereto prior to the Closing Date for purposes of eligibility and vesting under any employee plan within the meaning of Section 3(3) of ERISA in which such employee participates after the Closing Date (but specifically excluding credit for benefit accrual purposes) and vacation entitlement.

     (c) With respect to any plan maintained by the CK Companies, PVH or any Affiliate at or following the Closing Date that provides welfare benefits to employees of the CK Companies, with respect to such employees:

          (i) Any pre-existing condition limitations with respect to any employee of the CK Companies shall be waived to the extent the condition of such employees would have been covered under the plan of the CK Companies in which such employee participated immediately prior to the Closing Date; and

          (ii) Such employee will be provided with credit for any co-payments and deductible paid prior to the Closing Date and during the calendar year in which the Closing occurs under a CK Companies plan in satisfying any applicable deductible or out-of-pocket requirements for such calendar year under any welfare benefit plan in which such employee may be eligible to participate after the Closing Date.

     (d) Immediately prior to the Closing, the CK Companies shall terminate the Calvin Klein, Inc. Retirement Savings Plan (the "CKI Plan"), effective as of immediately prior to the Closing. Each individual who was an employee of the CK Companies immediately prior to the Closing and who satisfies the requirements for eligibility in either the PVH Associates Investment Plan for Salaried Associates or the PVH Associates Investment Plan for Hourly Associates (each a "PVH Savings Plan"), taking into account service credited pursuant to Section 6.2(b) above, shall be eligible to participate in the applicable PVH Savings Plan immediately following the Closing. Immediately prior to the Closing, PVH and the Sellers shall cooperate and use their commercially reasonable efforts to
(i) prevent any loan to a participant under the CKI Plan that is outstanding as of the termination of the CKI Plan from accelerating solely on account of such termination of the CKI Plan, and (ii) obtain any participant consents and adopt any amendments to the CKI Plan necessary to prevent such acceleration. As soon as practicable following the Closing, PVH and the Sellers shall cooperate to communicate such termination of the CKI Plan and such eligibility under the applicable PVH Savings Plan to affected employees.

     (e) Immediately prior to the Closing, the Sellers shall take all reasonable steps to terminate the participation of any individual who, immediately prior to the Closing, is not an employee of any of the CK Companies or an eligible dependent of such an employee in any Employee Benefit Plan maintained by any of the CK Companies and such termination of participation shall not be a "qualifying event" within the meaning of Section 4980B of the Code.

     (f) Following the Closing, each of Mr. Klein and Mr. Schwartz, will be entitled under "COBRA" to continue their current group health plan coverage for a period of up to 18 months; continuation of such coverage shall be at Mr. Klein's and Mr. Schwartz's respective sole discretion and at their sole cost.

     6.3  Non-Competition, Non-Solicitation, Non-Derogation and Confidentiality.

     (a) From and after the Closing Date (until the fifth anniversary of the Closing Date with respect to Mr. Schwartz), each of Mr. Klein and Mr. Schwartz agrees individually on his own behalf that he will not, directly or indirectly (including, without limitation, through any other Seller), engage in, be employed by, be a consultant to, own, manage, operate, provide financing to, control or participate in the ownership, management or control of, or otherwise have an interest in any other Person in the conduct of, any Restricted Business or any Person with respect to any Restricted Business, provided, that neither Mr. Klein nor Mr. Schwartz shall be precluded from ownership of (i) the PVH Shares, the Warrant or the shares underlying the Warrant, as applicable, (ii) less than 5% of the issued and outstanding stock or other securities of a corporation listed on a national securities exchange, electronic quotation and trading system or traded in the over-the-counter market, and (iii) 10% or less in a fund or similar investment vehicle, as a passive investor, provided, further that, if PVH has breached its obligations under Section 1.5(a), and such breach continues for 60 days or more after a final non-appealable judgment by a court of competent jurisdiction relating to such breach, Mr. Klein shall not be restricted by the provisions of this Section 6.3. For purposes of this Section 6.3, "Restricted Business" means the business of developing, designing, merchandising, licensing, manufacturing or causing the manufacture of, wearing apparel of any type, shoes, accessories, luggage, watches, jewelry, fragrances, eyewear and optical products, home furnishing products and accessories, table top housewares, silverware, floor and wall coverings, furniture, leather goods, beauty products, and retail stores, internet sites and locations, primarily engaged in the business of selling any of the foregoing, and excludes,
(x) with respect to Mr. Schwartz, the business of all activities related to the equine business, and engaging in any activity that is incidental to the equine business including, horse breeding and horse racing or any other business in which he engages that is not a Restricted Business (e.g., selling NYRA t-shirts), and (y) with respect to Mr. Klein, engaging in any activity that is incidental to any other business in which he engages that is not a Restricted Business (e.g. selling t-shirts at a restaurant bearing the name of the restaurant). In no event shall any agreement contained in this Section 6.3 modify the rights and obligations of Mr. Klein and PVH contained in the Agreement and Assignment. No Seller shall be in violation of this Section 6.3(a) if the action of such Seller would otherwise be permitted by another subparagraph of this Section 6.3 or under the Agreement and Assignment.

     (b) From and after the Closing Date, until the third anniversary of the Closing Date, each of Mr. Klein and Mr. Schwartz agrees individually on his own behalf that he will not, without the prior written consent of PVH, directly or indirectly, for or on behalf of himself or any other Person, employ or solicit for employment any officer or executive or key employee of PVH or of any CK Company (other than those staff members listed in Section 6.3(b) of the CK Companies Disclosure Schedule) at the time of such solicitation or hiring or during the immediately preceding six-month period or cause or seek to cause any such individual to leave the employ of PVH or any CK Company, provided, that this Section 6.3(b) will not be deemed to apply to a general solicitation to the public.

     (c) (i) Each Seller agrees that such Seller shall not make any public comment with the intent to hurt or disparage the Marks or make any public comment with the intent to hurt, disparage or be derogatory of PVH or any of its Affiliates known to such Seller and those individuals known to such Seller to be its officers, directors and key employees. Notwithstanding the foregoing, nothing in this Agreement shall prevent Sellers from (A) making public statements including complimentary statements about third parties and their goods and services in the Restricted Business, or (B) providing general commentary, opinions or interviews regarding any goods or services of a Restricted Business, so long as such commentary, opinions or interviews are not intended to (x) provide any comparison with the goods or services Bearing a Mark that is adverse to such goods or services Bearing a Mark, or (y) be negative about any goods or services marked under the Marks or (C) making any comments otherwise restricted by this Section 6.3(c) that are specifically related to asserting his or their claims filed in a court of law or with another body exercising arbitration or similar quasi-judicial authority or power or defending itself against claims made by PVH or any of its Affiliates.

     (ii) PVH shall not, and shall cause its Affiliates not to, issue or make any public comment with the intent to hurt or to be disparaging or derogatory to a Seller or any member of his or her immediate family or any of their respective affiliates known to PVH to be affiliates of such Seller. Notwithstanding the foregoing, nothing in this Agreement shall prevent PVH or its Affiliates from making any such comments that are specifically related to asserting their claims or defending themselves against claims filed in a court of law or with another body exercising arbitration or similar quasi-judicial authority or power or defending itself against claims made by a Seller.

     (d) Each Seller acknowledges and agrees that the covenants and agreements contained in this Section 6.3 have been negotiated in good faith by each of them and reflect the fame, prestige and geographic coverage of the businesses operated by the CK Companies and their licensees and distributors, as well as the fame and prestige of the Sellers. Each Seller further acknowledges and agrees that the covenants and agreements contained in this Section 6.3 are reasonable and not more restrictive or broader than necessary to protect the interests of PVH in purchasing the CK Companies and would not achieve their intended purpose if they were on different terms or for shorter periods of time or applied in more restrictive geographical and business line areas than are provided herein. If any one or more of the provisions contained in this Section
6.3 shall be held to be excessively broad as to scope, territory or period of time, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable Law.

     (e) Each Seller agrees to hold confidential in accordance with commercial business practice all Confidential Information obtained in the course of its ownership of shares or participation in the management of any CK Company or otherwise which is either non-public, confidential or proprietary in nature.

     (f) Each Seller agrees that PVH shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section 6.3. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 6.3 by any Seller but shall be in addition to all other remedies available at Law or equity (subject to the provisions of Article IX). It is further understood and agreed that failure or delay by PVH in exercising any right, power or privilege under this Section 6.3 shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege under this Agreement. Each Seller hereby waives any requirement that PVH post a bond in connection with any claim for equitable relief.

     6.4  Tax Matters.

     (a) The Sellers shall prepare or cause to be prepared and file or cause to be filed in a timely manner all Tax Returns for the CK Companies and the CK Trust for all periods ending on or prior to the Closing Date ("Pre-Closing Tax Periods"). Any such Tax Returns filed between the date hereof and the Closing Date for any Pre-Closing Tax Period shall be prepared, and each item thereon treated, in a manner consistent with past practices (including, without limitation, prior Tax elections and accounting methods or conventions made or utilized by the CK Companies and the CK Trust), except as required by a change in the applicable Law.

     (b) PVH shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the CK Companies and the CK Trust for all periods beginning before and ending after the Closing Date ("Straddle Periods") which are filed after the Closing Date. All such Tax Returns with respect to Pre-Closing Tax Periods with respect to which the Sellers have agreed to indemnify PVH pursuant to Section 9.2 shall be prepared and filed in a manner that is consistent with past practices (including, without limitation, prior Tax elections and accounting methods or conventions made or utilized by the CK Companies and the CK Trust), except (i) as is due to the termination of the Subchapter S status (or analogous status under state or local Law) of the CK

Companies in connection with the transactions contemplated hereby or (ii) as required by a change in the applicable Law. PVH shall submit such Tax Returns to the Sellers' Representative for review and comment at least 30 days prior to filing. However, if the Sellers' Representative disputes any item on such Tax Return, it shall promptly notify PVH of such disputed item (or items) and the basis for its objection. The parties shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Sellers and PVH. The fees and expenses of such accounting firm shall be borne equally by the Sellers and PVH. All disputes must be resolved prior to the date on which the Tax Return is required to be filed and the parties shall resolve all disputes (in the manner described herein) and the applicable CK Company (or the CK Trust) shall sign and file the Tax Return on or before the last day on which such Tax Return is required to be filed.

     (c) The Sellers shall pay or cause to be paid when due and payable all unreserved Taxes of each of the CK Companies and the CK Trust, to the extent allocable to any of the CK Companies, for any Pre-Closing Tax Period and any pre-Closing portion of a Straddle Period; and (ii) PVH shall so pay or cause to be paid such Taxes for any Tax periods commencing on or after the Closing Date and any post-Closing portion of a Straddle Period. If the aggregate reserves for accrued and unpaid Taxes of the CK Companies for any Pre-Closing Tax Period and any pre-Closing portion of a Straddle Period exceeds the aggregate Taxes shown on the applicable Tax Returns later filed for such periods, then PVH shall pay such excess to the Sellers, but only to the extent that such Tax reserves were reflected as liabilities or otherwise reduced the Closing Date Net Book Value.

     (d) PVH and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to each CK Company and the CK Trust (including, without limitation, access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for and conduct of any audit by any Tax Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax Authorities at the sole cost of the requesting party. If reasonably requested by PVH, the Sellers' Representative shall make himself available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. PVH and the Sellers shall retain all books and records with respect to Taxes pertaining to the CK Companies and the CK Trust in their respective possession (which shall include, in the case of PVH, books and records in the possession of the CK Companies) until the later of (i) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods prior to such expirations, and
(ii) six years following the due date (without extension) for such Tax Returns. At the end of such period, each party shall provide the others with at least ten days' prior written notice before destroying any such books and records, during which period the parties receiving such notice can elect to take possession, at their own expense, of such books and records. PVH and the Sellers shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the CK Companies. Any information provided or obtained under this Section 6.4 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or in conducting an audit or other proceeding.

     (e) As a result of the transfer of the Purchase Shares, each of the CK Companies and the CK Trust shall be treated for federal income Tax purposes as having two short years for Tax purposes during the calendar year in which the Closing occurs pursuant to Section 1362(e)(1) of the Code: (i) a period from January 1 of the calendar year in which the Closing occurs through the end of the day prior to the Closing Date; and (ii) a period from the beginning of the Closing Date through December 31 of the calendar year in which the Closing occurs. Accordingly, each of the CK Companies and the CK Trust shall close their books as of the Closing Date.

     (f) The Sellers and PVH agree that each will pay one-half of all applicable transfer Taxes, sales and/or use Taxes, real property transfer or excise Taxes, recording, deed, stamp and other similar Taxes, fees and duties under applicable Law incurred in connection with the transfer of the Purchase Shares. The Sellers and PVH agree to jointly prepare or cause to be prepared and file or cause to be filed in a timely manner, all Tax Returns required to be filed with respect to such Taxes.

     (g) For all Tax purposes, PVH, the Sellers, and the CK Companies agree that they will report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, and all parties agree to file their Tax Returns accordingly.

     (h) Mr. Klein shall, and shall cause each holder, if any, of rights with respect to the Design Services Purchase Payments (in either case, a "Rights Holder") to, provide to PVH two properly completed and executed Internal Revenue Service Forms W-9 or other applicable forms, certificates or documents prescribed by the Internal Revenue Service of the United States certifying as to such Rights Holder's entitlement to exemption from United States withholding Tax and back-up withholding Tax with respect to the Design Services Purchase Payments to be made to such Rights Holder hereunder ("Certificates of Exemption"). Mr. Klein shall provide such Certificates of Exemption on or before the Closing Date and thereafter as and when requested to do so by PVH. Mr. Klein shall cause each Person that becomes a Rights Holder after the Closing Date to provide Certificates of Exemption on or before the date such Person becomes a Rights Holder and thereafter as and when requested to do so by PVH. Mr. Klein agrees, and shall cause each Rights Holder to agree, to provide PVH with new Certificates of Exemption (x) upon the obsolescence of any letter, form, certificate or document previously delivered by such Rights Holder to PVH hereunder or (y) promptly after the occurrence of any event requiring a change in the status of the Rights Holder or in any of the other information provided on the most recent letter, form, certificate or document previously delivered by the Rights Holder to PVH hereunder. If PVH shall provide written notice to a Rights Holder that new Certificates of Exemption are required, and if the Rights Holder does not submit them within 30 days following the receipt of such notice, then PVH shall be permitted to deduct all applicable withholding Taxes from the payment due to such Rights Holder.

     6.5 Access. From and after the Closing Date, PVH shall and shall cause the CK Companies to afford to the Sellers and their agents reasonable access to their properties, books, records, employees and auditors (during normal business hours and upon reasonable prior written notice) to the extent necessary to permit the Sellers to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date; provided, that any such access by the Sellers or their agents shall not unreasonably interfere with the conduct of the business of PVH or the CK Companies.

     6.6 Directors' and Officers' Indemnification and Insurance. To the extent any director, officer or employee of any of the CK Companies has the benefit of any right to indemnification pursuant to the certificate of incorporation or by-laws or similar organizational documents of any of the CK Companies or the CK Trust, PVH agrees to continue such indemnification and not to amend, alter or waive in any adverse respect any such indemnification for a period of not less than six years following the Closing; provided, however, PVH shall not be required to provide such indemnification for any liability or expense of such director, officer or employee arising out of the willful malfeasance, bad faith or fraud of any such director, officer or employee, or for any liability or expense arising from any state of facts, event or condition for which any PVH Group Member would be entitled to indemnification under Article IX, disregarding any limitations set forth in Section 9.4 and the survival periods set forth in
Section 9.1. In addition, PVH will provide, or cause the CK Companies to provide, for a period of not less than six years after the Closing, each of the CK Companies' current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Closing that is no less favorable than the existing policy pursuant to which such directors and officers are covered; provided, however, that PVH and the CK Companies shall not be required to pay an annual premium for such policy in excess of 200% of the annual premium currently paid by the CK Companies for such insurance, but in such case shall purchase as much of such coverage as possible for such amount.

     6.7 Offices. PVH agrees that it will maintain and make available, at PVH's sole cost and expense, to Mr. Klein and Mr. Schwartz, their existing office space for the benefit of each of Mr. Klein and Mr. Schwartz on an as-needed basis and for transition purposes for a period of up to 90 days following the Closing.

     6.8  Legend.

     (a) The certificates evidencing the PVH Shares, the Warrant and the shares of the PVH Common Stock issuable upon conversion of the Warrant will bear a legend substantially similar to the following:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY

          EXEMPTION FROM REGISTRATION UNDER SAID ACT, AND APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF
          SECURITIES."

     (b) The legend endorsed on the certificates pursuant to Section 6.8(a) shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

     6.9 Certain Matters. Each party agrees to comply with Section 6.9 of the CK Companies Disclosure Schedule.

     6.10 Further Assurances. From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, for no additional consideration but at the cost and expense of the requesting party (excluding any internal costs incurred, such as having any of the following reviewed by counsel) such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as the other party or its counsel may reasonably request for the effectual consummation and confirmation of this Agreement and the Related Agreements and the transactions contemplated hereby and by the Related Agreements.

                                  ARTICLE VII.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF PVH

     The obligation of PVH to consummate the transactions contemplated under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by PVH, in its sole discretion:

     7.1 Representations and Warranties. The representations and warranties contained in Articles II and III shall be materially true and correct when taken as a whole as of the Closing Time.

     7.2 Performance. The CK Companies and the Sellers shall each have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by any CK Company or any Seller prior to or at the Closing Time.

     7.3 No Material Adverse Effect. Between the date of the execution of this Agreement and the Closing Date, none of the CK Companies shall have suffered or experienced a CK Companies Material Adverse Effect.

     7.4 Certificates. PVH shall have received (a) a certificate of an executive officer of the CK Companies dated the Closing Date (or the HSR Date, if applicable) and certifying as to the knowledge of such officer (taking into account the Knowledge of those persons identified in the definition of "Knowledge" contained in Appendix A) to the fulfillment on the part of the CK Companies of the conditions specified in Sections 7.1, 7.2, and 7.3; (b) a certificate of the Secretary or Assistant Secretary of the CK Companies dated the Closing Date, setting forth the resolutions of the Board of Directors of the CK Companies adopting and approving this Agreement, the Related Agreements (to the extent a party thereto) and all other documents contemplated hereby and thereby and authorizing the transactions hereby and thereby contemplated; and
(c) such other evidence with respect to the fulfillment of said conditions as PVH may reasonably request.

     7.5 No Injunction. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Related Agreement.

     7.6 CK Debt Obligations; Liens Discharged. All of the CK Debt Obligations shall have been repaid in full and cancelled by the CK Companies and all Liens granted under the Line Letter shall have been discharged, and the Sellers shall have delivered reasonably satisfactory evidence to PVH thereof.

     7.7 HSR Act Clearance. The transactions contemplated hereby and by the Related Agreements shall have received HSR Clearance.

     7.8 Government Approvals. In addition to the HSR Clearance, the parties hereto shall have received all other approvals from any applicable Governmental Authority necessary to consummate the transactions contemplated hereby and by the Related Agreements, other than non-material approvals of a local governmental authority.

     7.9 Third Party Consents. The CK Companies and the Sellers shall have obtained any written consents necessary to consummate the transactions contemplated hereby and by the Related Agreements, in form and substance reasonably satisfactory to PVH, relating to any Contracts to which any CK Company or any Seller is a party.

     7.10 Consulting Agreement. Mr. Klein shall have entered into an agreement (the "Consulting Agreement") with PVH in the form attached hereto as Exhibit D.

     7.11 Agreement and Assignment. Mr. Klein shall have entered into an agreement (the "Agreement and Assignment") with PVH and CKI in the form attached hereto as Exhibit E.

     7.12 Notarial Deed. The Sellers shall have executed the notarial deed relating to CK Italy (the "Notarial Deed") in substantially the form attached hereto as Exhibit F and such other documents including any proxies as are necessary to effect the sale of all of the parts of capital of

CK Italy to PVH (and its designee) in accordance with the terms of this Agreement and applicable Law.

     7.13  Stock Certificates.  PVH shall have received the Stock Certificates.

     7.14 Good Standing. PVH shall have received long-form good standing certificates, where recognized (or the equivalent thereto in the relevant jurisdiction) relating to each CK Company and the CK Trust, dated within five Business Days of the Closing Date (or the HSR Date, if applicable), issued by the Secretary of State (or other similar official) of their respective states of incorporation or organization, as the case may be.

     7.15 Resignations. PVH shall have received the written resignations of all directors of the CK Companies (and in the case of CK Italy, any internal auditors), effective as of the Closing Time.

     7.16 Stockholder Loans. Any loan from any CK Company to a stockholder of any CK Company shall have been paid in full by such stockholder as of the Closing Time; it being understood that any such loan of a Seller may be paid simultaneously at Closing with the proceeds of the Cash Purchase Price, and the Sellers shall have delivered reasonably satisfactory evidence to PVH thereof.

     7.17 Termination under Design Services Agreement. Mr. Schwartz shall have entered into an agreement in substantially the form attached hereto as Exhibit G (the "Schwartz Design Services Form") evidencing the termination of the rights and obligations of Mr. Schwartz under the Design Services Agreement.

     7.18 Escrow Agreement. The Sellers shall have entered into the Escrow Agreement.

                                 ARTICLE VIII.

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

     The obligation of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the
Sellers:

     8.1 Representations and Warranties. The representations and warranties contained in Article IV shall be materially true and correct when taken as a whole as of the Closing Time.

     8.2 Performance. PVH shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Time.

     8.3 Certificates. The Sellers shall have received (a) a certificate of an executive officer of PVH, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.1 and 8.2; (b) a certificate of the Secretary of PVH, dated the Closing Date, setting forth the resolutions of the Board of Directors of PVH approving this Agreement, the Related Agreements and all other documents contemplated hereby and thereby, and authorizing the transactions hereby and thereby contemplated; and (c) such other evidence with respect to the fulfillment of any of said conditions as the Sellers may reasonably request.

     8.4 No Injunction. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Related Agreement.

     8.5 HSR Act Clearance. The transactions contemplated hereby and by the Related Agreements shall have received HSR Clearance.

     8.6 Government Approvals. In addition to the HSR Clearance, the parties hereto shall have received all other approvals from any applicable Governmental Authority necessary to consummate the transactions contemplated hereby and by the Related Agreements.

     8.7 Consulting Agreement. PVH shall have entered into the Consulting Agreement.

     8.8 Agreement and Assignment. PVH shall have entered into the Agreement and Assignment.

     8.9 Equity Matters. PVH shall have delivered the PVH Shares (subject to the Holdback Shares delivered in accordance with the Escrow Agreement) to the Sellers in the proportions as set forth on Exhibit A and shall have executed and delivered to Mr. Klein the Warrant.

     8.10 Notarial Deed. PVH shall have executed the Notarial Deed and such other documents including proxies as are necessary to effect the sale of all of the parts of capital of CK Italy to PVH (and its designee) in accordance with the terms of this Agreement and applicable Law.

     8.11 Termination under Design Services Agreement. PVH shall have entered into the Schwartz Design Services Form.

     8.12 Security Agreements. PVH shall have entered into the Design Services Security Agreement and the Intercreditor Agreement and shall have caused the Guarantee to be entered into by CKI.

     8.13 Registration Rights Agreement. PVH shall have entered into the registration rights agreement (the "Registrations Rights Agreement") with the Sellers and the other parties thereto in the form attached hereto as Exhibit H.

     8.14  Escrow Agreement.  PVH shall have entered into the Escrow Agreement.

     8.15 Opinion. Mr. Klein shall have received the opinion of Katten Muchin Zavis Rosenman in form and substance reasonably satisfactory to Mr. Klein and his counsel, but such opinion shall not relate to the PVH Shares, the Warrant, or the shares of PVH Common Stock underlying the Warrant, or the purchase and sale of the Purchase Shares.

                                   ARTICLE IX.

                                 INDEMNIFICATION

     9.1 Survival. All representations and warranties made herein (or in the certificates to be delivered pursuant to Sections 7.4 or 8.3 hereof) by the parties to this Agreement and their respective obligations, covenants and agreements to be performed pursuant to the terms hereof, shall survive the Closing Time, provided, that, the representations and warranties made herein (or in such certificates) by the parties shall terminate on the second anniversary of the Closing Date, except that (i) the representations and warranties set forth in Sections 3.15 (Tax Matters), 3.19 (Environmental Matters) and 3.20 (Employee Plans) shall survive the Closing Time for the applicable statute of limitations, and (ii) the representations and warranties set forth in Sections
2.1 (Authority; Execution and Delivery; Enforceability), 2.2 (Non-Contravention), 2.3 (Title to Purchase Shares), 3.1 (Organization; Good Standing), 3.3 (Authority; Execution and Delivery; Enforceability) and 3.6 (Capitalization; Options; Trust Interests) shall survive the Closing Time indefinitely. Notwithstanding the foregoing, if written notice of any matter setting forth in reasonable detail a claim for a breach of any representation or warranty is given to PVH or the applicable Sellers, as the case may be, in writing pursuant to this Agreement prior to the end of the applicable survival period, any such representation or warranty that would otherwise terminate shall be deemed to survive solely with respect to such matter until such matter is resolved.

     9.2  Indemnification by the Sellers.

     (a) Mr. Klein, jointly and severally as to Mr. Klein and the other Klein Group Seller, and the other Klein Group Seller, severally as to such Klein Group Seller, shall indemnify and hold harmless any PVH Group Member from and against any and all Damages incurred by such PVH Group Member arising from:

          (i) any failure by any Klein Group Seller to perform any covenants or other obligations of any Klein Group Seller contained in Article I or
     Section 6.3;

          (ii) any breach of any representation or warranty of any Klein Group Seller contained in Article II (as of the date hereof for purposes of indemnification hereunder), provided, that for purposes of this Section 9.2
     (a)(ii), with respect to any representation or warranty qualified by materiality, a breach of such representation or warranty will be deemed to occur if there would have been a breach of such representation or warranty absent such qualification; or

          (iii) the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would have constituted a breach by any Klein Group Seller of any representation or warranty of such Klein Group Seller contained in Article II (as of the date hereof for purposes of indemnification hereunder), provided, that for purposes of this Section 9.2(a)(iii), with respect to any representation or warranty qualified by materiality, a breach of such representation or warranty will be deemed to occur if there would have been a breach of such representation or warranty absent such qualification.

     (b) Mr. Schwartz, jointly and severally as to Mr. Schwartz and the other Schwartz Group Sellers, and the other Schwartz Group Sellers, severally as to such Schwartz Group Seller, shall indemnify and hold harmless any PVH Group Member from and against any and all Damages incurred by such PVH Group Member arising from:

          (i) any failure by any Schwartz Group Seller to perform any covenants or other obligations of any Schwartz Group Seller contained in Article I or
     Section 6.3;

          (ii) any breach of any representation or warranty of any Schwartz Group Seller contained in Article II (as of the date hereof for purposes of indemnification hereunder), provided, that for purposes of this Section 9.2(b)(ii), with respect to any representation or warranty qualified by materiality, a breach of such representation or warranty will be deemed to occur if there would have been a breach of such representation or warranty absent such qualification; or

          (iii) the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would have constituted a breach by any Schwartz Group Seller of any representation or warranty of such Schwartz Group Seller contained in Article II (as of the date hereof for purposes of indemnification hereunder), provided, that for purposes of this Section 9.2(b)(iii), with respect to any representation or warranty qualified by materiality, a breach of such representation or warranty will be deemed to occur if there would have been a breach of such representation or warranty absent such qualification.

     (c) Each of Mr. Klein and Mr. Schwartz shall indemnify (to the extent set forth in Section 9.4(c)) and hold harmless any PVH Group Member from and against any and all Damages incurred by such PVH Group Member arising from:

          (i) any failure by any CK Company (as constituted prior to the Closing) to perform any covenants or other obligations of any CK Company contained in this Agreement, or any failure by any Seller to perform any covenants or other obligations of any Seller contained in this Agreement (other than in Article I or Section 6.3);

          (ii) any breach of any representation or warranty of any Seller or any CK Company (as constituted prior to the Closing) contained in Article III (as of the date hereof for purposes of indemnification hereunder);

          (iii) the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would have constituted a breach by any Seller or any CK Company (as constituted prior to the Closing) of any representation or warranty of such Seller or such CK Company (as constituted prior to the Closing) contained in Article III (as of the date of this Agreement for purposes of indemnification hereunder);

          (iv) any and all Taxes imposed upon or assessed against any of the CK Companies by reason of liability under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), for periods or portions thereof ending on or prior to the Closing Date, or pursuant to any Tax sharing agreement, indemnification agreement, partnership or trust agreement or other contract in effect prior to the Closing Date, to the extent that such Taxes exceed Taxes which are included as current liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Closing Date Balance Sheet;

          (v) Taxes of any of the CK Companies or the CK Trust for periods or portions thereof ending on or before the Closing Date, to the extent that such Taxes exceed Taxes which are included as current liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Closing Date Balance Sheet, including without limitation, Taxes required to have been withheld;

          (vi) any and all Taxes imposed upon or assessed against any of PVH, the CK Companies, the CK Trust or their respective assets as a result of the transfer of the Purchase Shares or rights under the Design Services Agreement as contemplated by this Agreement;

          (vii) the matter of Sydney Bachman v. Calvin Klein, Inc. (provided, however, to the extent that the amount reserved for such litigation on the Closing Date Balance Sheet, exceeds the Damages arising from such litigation, after the final judicial determination or settlement of such litigation, then PVH shall pay such excess to the Sellers); or

          (viii) the notice from Union of Needletrades Industrial and Textile Employees regarding potential claims relating to the production of goods in the Commonwealth of the Northern Marianas Islands (to the extent the amount of such Damages is in excess of amounts paid prior to Closing in respect thereof).

     9.3 Indemnification by PVH. PVH will indemnify and hold harmless any Seller Group Member from and against any and all Damages incurred by such Seller Group Member arising from:

     (a) any failure by PVH to perform any of its covenants or other obligations in this Agreement;

     (b) any breach of any representation or warranty of PVH contained in
Article IV (as of the date hereof for purposes of indemnification hereunder), provided, that for purposes of this Section 9.3(b), with respect to any representation or warranty that is qualified by materiality, a breach of such representation or warranty will be deemed to occur if there would have been a breach of such representation or warranty absent such qualification;

     (c) the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would have constituted a breach by PVH of any representation or warranty of PVH contained in this Agreement (as of the date hereof for purposes of indemnification hereunder), provided, that for purposes of this Section 9.3(c), with respect to any representation or warranty that is qualified by materiality, a breach of such representation or warranty will be deemed to occur if there would have been a breach of such representation or warranty absent such qualification; or

     (d) the ownership or operation of PVH, the CK Companies and the CK Trust with respect to all periods and the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would give rise to indemnification under this Section 9.3(d); provided, however, PVH shall not be required to provide such indemnification to the extent such Damages are incurred as a result of a state of facts, event or condition for which any PVH Group Member would be entitled to indemnification under this Article IX, disregarding any limitations set forth in Section 9.4 and the survival periods set forth in Section 9.1 or as a result of fraud by a Seller Group Member.

     9.4  Limitations on Indemnification.

     (a) No PVH Group Member shall be entitled to be indemnified pursuant to Sections 9.2(a)(ii) or (iii), 9.2(b)(ii) or (iii), 9.2(c)(ii) or (iii), or for any breach of Section 5.2, as the case may be, unless and until the aggregate of all Damages incurred by PVH Group Members shall exceed $5,000,000 (the "Basket"), and the maximum aggregate amount of indemnification pursuant to Sections 9.2(a)(ii) or (iii), 9.2(b)(ii) or (iii), 9.2(c)(ii) or (iii) or for breaches of Section 5.2 that may be received by PVH Group Members shall not exceed $100,000,000 (the "Cap"); provided, however, PVH Group Members shall be entitled to be indemnified for all Damages on a dollar-for-dollar basis from the first dollar of Damages, without regard to the Basket or the Cap, incurred as a result of any breach of the representations and warranties set forth in Sections 2.1, 2.3, 3.1(b), 3.3, 3.6 or 3.15. Notwithstanding anything contained herein to the contrary, nothing in this Section 9.4 shall limit PVH's or CKI's (as constituted after the Closing) rights under the Agreement and Assignment or the Consulting Agreement.

     (b) The maximum aggregate amount of indemnification for breaches of the representations and warranties contained in Sections 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 that may be received by Seller Group Members shall not exceed $30,000,000.

     (c) Without limitation to the foregoing, for purposes of Sections 9.2(c)(ii) and 9.2(c)(iii), in determining the amount of any Damages in connection with any inaccuracy of a representation and warranty (but not for purposes of determining whether any such inaccuracy has occurred), any materiality or CK Companies Material Adverse Effect qualifier in such representation or warranty will be disregarded.

     (d) Notwithstanding the preamble to Article III, in no event will Mr. Klein or Mr. Schwartz be liable for more than one-half of any Damages arising under
Section 9.2(c). PVH


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

agrees to proceed against Mr. Klein and Mr. Schwartz at the same time in connection with any action arising under Section 9.2(c).

     (e) The amount of any Damages for which indemnification is provided under this Article IX shall be net of (i) any amount accrued or reserved for on the Closing Date Balance Sheet in respect of Damages, and (ii) any insurance proceeds available under any insurance policies as then in effect to an Indemnitee hereunder in connection with the events or circumstances giving rise to the indemnification, but only to the extent that the Indemnitee actually receives any such insurance proceeds or any benefits thereof and only in an amount not to exceed the amount of any such insurance proceeds actually received by the Indemnitee. The Indemnitee will use commercially reasonable efforts to claim and recover under such insurance policies.

     (f) The parties acknowledge and agree that after the Closing, the indemnification provisions contained in Sections 9.2 and 9.3 shall be the sole and exclusive remedy for Damages arising out of or caused by the breach of any of the representations, warranties, covenants or agreements of the parties contained in this Agreement or in any certificate delivered in connection herewith, except for any remedies that may be available under Section 6.3, for a breach of Section 1.5, or with respect to claims arising out of fraud.

     9.5 Tax Treatment of Indemnity Payments. It is the intention of the parties to treat any indemnity payment made under this Agreement as an adjustment to the Purchase Price for all federal, state, local and foreign Tax purposes, and the parties agree to file their Tax Returns accordingly.

     9.6 Tax Refunds. PVH shall pay to Sellers or credit against their indemnification obligations (if applicable), all refunds or credits of Taxes received by PVH or any CK Company after the Closing Date and attributable to Taxes paid by or on behalf of any CK Company (unless paid by PVH) with respect to Pre-Closing Tax Periods net of any Taxes imposed on such refund amount; provided, however, that the rights and obligations described in this sentence shall not apply (i) if such refunds or credits of Taxes were reflected as assets or otherwise increased the Closing Date Net Book Value, (ii) to any net operating loss of any CK Company arising in any Pre-Closing Tax Period that is utilized by PVH in any period beginning after the Closing Date, or (iii) to any refund or credit that is attributable to the carry-back of losses, deductions, or credits from a taxable period other than a Pre-Closing Tax Period. The Sellers agree that they will promptly pay PVH the amount of any refund or credit received by them that results from PVH's carry-back of any losses or other Tax attributes to a Pre-Closing Tax Period. Each such payment (which shall include any interest received or credited with respect to such refund or credit) shall be made to the other party promptly after receipt of any such refund from, or allowance of such credit by, the relevant Tax Authority. The Sellers and PVH shall cooperate (at the sole cost and expense of the party seeking the applicable refund or credit) in obtaining any refund or credit of Taxes available from the relevant Tax Authority. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section 9.6 is subsequently reduced or disallowed, the party that ultimately received the benefit of the refund or credit pursuant to this Section 9.6 shall promptly pay to the other party the amount of any refund or credit that has been disallowed or the amount by which such refund or credit has been


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

reduced and shall indemnify, defend, and hold harmless the other parties for any Tax liability, including interest and penalties, assessed against such indemnified person by reason of the reduction or disallowance.

     9.7 Notice of Claims. Any PVH Group Member or Seller Group Member seeking indemnification hereunder (an "Indemnitee") shall give to the party or parties obligated to provide indemnification to such Indemnitee (an "Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

     9.8 Third Party Claims. In the case of any third party Action as to which indemnification is sought by an Indemnitee, the Indemnitor shall have 15 Business Days after receipt of a Claim Notice to notify the Indemnitee that it elects to conduct and control such Action. If the Indemnitor elects to conduct and control such Action, the Indemnitor shall agree promptly to reimburse the Indemnitee for the full amount of any Damages resulting from such Action, except fees and expenses of counsel for the Indemnitee incurred after the assumption of the conduct and control of such Action by the Indemnitor. If the Indemnitor does not give the foregoing notice, the Indemnitee shall have the right, at the sole expense of the Indemnitor, to conduct and control such Action, provided, that
(x) the Indemnitee shall permit the Indemnitor to participate in such conduct or settlement through counsel chosen by the Indemnitor, but the fees and expenses of such counsel shall be borne by the Indemnitor, and (y) the Indemnitee may not compromise or settle such Action without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed), unless (i) there is no finding or admission of any violation of Law by the Indemnitor or any violation by the Indemnitor of the rights of any Person and no effect on any other claims that may be made against the Indemnitor, (ii) the sole relief provided is monetary Damages that are paid in full by the Indemnitee, (iii) the Indemnitor shall have no liability with respect to any compromise or settlement and (iv) such settlement includes an unconditional release in favor of the Indemnitor by the third-party claimant from all liability with respect to such claim, or (v) the claim is solely for other than money Damages which would not affect the business of the Indemnitor and the Indemnitee waives any right to indemnification for any claim of the type identified in this clause (v), other than with respect to reimbursement of the reasonable fees and expenses incurred in the defense of such Action. If the Indemnitor gives the foregoing notice, subject to the first and second sentences of this Section 9.8, the Indemnitor shall have the right, at the sole expense of the Indemnitor, to conduct and control, such Action with counsel reasonably acceptable to the Indemnitee, and the Indemnitee shall cooperate with the Indemnitor in connection therewith, provided, that (x) the Indemnitor shall permit the Indemnitee to participate in such conduct or settlement through counsel chosen by the Indemnitee, but the fees and expenses of such counsel shall be borne by the Indemnitee, and (y) the Indemnitor may not compromise or settle any such Action without the consent of the Indemnitee (which consent will not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Law by the Indemnitee or any violation by the Indemnitee of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, (ii) the sole relief provided is money Damages that are paid in full by the



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

Indemnitor, (iii) the Indemnitee shall have no liability with respect to any compromise or settlement and (iv) such settlement includes an unconditional release in favor of the Indemnitee by the third-party claimant from all liability with respect to such claim. In the case of any third party Action as to which indemnification is sought by the Indemnitee which involves a claim for Damages other than solely for money Damages which could have a continuing effect on the business of the Indemnitee, the Indemnitee and the Indemnitor shall jointly control the conduct of such Action. The parties hereto shall use their reasonable best efforts to minimize any Damages from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability under this Article IX.

                                   ARTICLE X.

                                   TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by mutual consent of PVH and all of the Sellers; or

     (b) by PVH, if there has been (i) a material breach by any CK Company or any Seller of the representations and warranties contained in this Agreement when taken as a whole or (ii) a material violation by any CK Company or any Seller of any covenant or agreement contained in this Agreement, provided, that written notice of such violation or breach shall have been given to such CK Company or such Seller, as applicable, and such violation or breach shall not have been cured within ten days of receipt of such notice (provided, further, that, to exercise its rights under this Section 10.1(b) for any particular violation or breach, PVH must terminate this Agreement within 15 Business Days after the cure period provided for in this Section 10.1(b)); or

     (c) by all of the Sellers, if there has been (i) a material breach by PVH of the representations and warranties contained in this Agreement when taken as a whole or (ii) a material violation by PVH of any covenant or agreement contained in this Agreement, provided, that written notice of such violation or breach shall have been given to PVH and such violation or breach shall not have been cured within ten days of receipt of such notice (provided, further, that, to exercise their rights under this Section 10.1(c) for any particular violation or breach, the Sellers must terminate this Agreement within 15 Business Days after the end of the cure period provided for in this Section 10.1(c)); or

     (d) by either PVH, on one hand, or all of the Sellers, on the other hand, if the Closing shall not have occurred by March 31, 2003 (the "Termination Date").

     10.2 Effects of Termination. (a) In the event of a termination of this Agreement pursuant to this Article X (i) all further obligations of the parties under this Agreement shall terminate, (ii) no party shall have any right under or in connection with this Agreement or the transactions contemplated hereby against any other party except as set forth in Sections 11.1, 11.8 (to the


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

extent such rights were pursued through legal process prior to such termination) and the Confidentiality Agreement, and (iii) each party shall bear its own costs and expenses, except as provided in Section 11.1; provided, however, that any termination of this Agreement under this Article X shall not relieve any party of liability for any material breach of this Agreement prior to the date of termination that gives rise to such termination, or constitute a waiver of any claim with respect thereto.

                                  ARTICLE XI.

                                  MISCELLANEOUS

     11.1 Expenses of the Transaction. Each of the parties hereto agrees to pay such party's own fees and expenses in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and by the Related Agreements including, without limitation, legal and accounting fees and expenses (it being understood that PVH shall pay all filings fees in connection with any filings to be made by either party under the HSR Act or any other filings with any Governmental Authority).

     11.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by facsimile transmission (provided, that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

If to PVH or to any CK Company (subsequent to the Closing) to:

         Phillips-Van Heusen Corporation
         200 Madison Avenue
         New York, New York  10016
         Attention:  Vice President, General Counsel and Secretary
         Facsimile:   (212) 381-3970
         Telephone:  (212) 381-3509

with a copy to:

         Katten Muchin Zavis Rosenman
         575 Madison Avenue
         New York, New York  10022
         Attention:  David H. Landau, Esq.
         Facsimile:   (212) 940-8776
         Telephone:  (212) 940-8800


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

If to any Seller to the addresses set forth in Section 11.2 of the Sellers Disclosure Schedule and if to any CK Company (prior to the Closing) to:

         Calvin Klein, Inc.
         205 West 39th Street
         New York, New York 10018
         Attention:  Mr. Barry Schwartz, Chairman and CEO
         Facsimile:  (212) 719-4591
         Telephone:  (212) 719-2600

in each case, with copies to:

         Grubman, Indursky & Schindler, P.C.
         152 West 57th Street
         New York, New York 10019
         Attention: Arthur Indursky, Esq.
         Facsimile:  (212) 554-0444
         Telephone:  (212) 554-0400

and

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019
         Attention: James H. Schwab, Esq.
         Facsimile:  (212) 757-3990
         Telephone:  (212) 373-3000

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

     11.3 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

     11.4 Entire Agreement. This Agreement together with the Schedules, Appendices and Exhibits hereto and the Confidentiality Agreement, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them with respect to such subject matter.

     11.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement


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

and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     11.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by any Seller or any CK Company except with the prior written consent of PVH; provided, however, Mr. Klein may assign all or part of his rights to receive the Design Services Purchase Payments. PVH may assign its rights, but not its obligations, under this Agreement to any Affiliate of PVH so long as said Affiliate agrees in writing provided to the Sellers that it will also be bound by and perform all obligations of PVH in this Agreement. Notwithstanding the foregoing, PVH may assign its rights under Section 6.3 to any Person in connection with the sale of all or substantially all of the assets of PVH or all or substantially all of the assets comprising the business of the CK Companies (whether conducted directly, or indirectly, by PVH) to such Person, so long as such Person agrees in writing reasonably acceptable to the Sellers that it will also be bound by and will perform all of the obligations of PVH in this Agreement and the Related Agreements.

     11.7  Governing Law; Jurisdiction.

     (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

     (b) Each party to this Agreement irrevocably submits to the exclusive jurisdiction of (i) the courts of the State of New York located in New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement or the transactions contemplated hereby.

     (c) Notwithstanding Sections 11.7(a) and (b), in the event of any dispute between PVH, on the one hand, and any Seller, on the other hand, prior to the commencement of any litigation proceeding, such parties may (but are not obligated to) select an independent mediator to assist in the mediation and resolution of such disputes. PVH and the Sellers with the assistance of such mediator, shall use reasonable best efforts to mediate their disputes within 60 days after the submission of the dispute to such mediator. If the parties are not able to successfully mediate such disputes within such 60-day period, the parties agree that the resolution of such dispute will be governed by Sections 11.7(a) and (b). Unless provided otherwise in this Agreement, the cost of such mediator shall be borne equally by the parties.

     11.8 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed by PVH, on the one hand, or the Sellers and the CK Companies, on the other hand, in accordance with their specific terms or were otherwise breached by such parties, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the non-breaching party will be entitled to specific performance of the terms hereof. The parties waive any requirement for the posting of a bond in connection with any Action seeking specific performance; provided, however, that nothing herein will affect the right of any of the parties to seek recovery against any party hereto, at Law, in equity or otherwise, with respect to any covenants, agreements or obligations to be performed by such party or parties after the Closing Date.

     11.9 Headings; References. The headings appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. Any reference in this Agreement (including in any Exhibit, Appendix or Schedule hereto) to a "Section," "Article," or "Exhibit" shall mean a Section, Article or Exhibit of or to this Agreement unless expressly stated otherwise.

     11.10 Interpretation. In this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, and
(b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also its predecessors and permitted successors and assigns.

     11.11 Schedules. Any item that is disclosed in any part of the CK Companies Disclosure Schedule, the Sellers Disclosure Schedule or of the PVH Disclosure Schedule with sufficient specificity so that it is apparent on the face of such Schedule that such disclosure is also applicable to one or more other parts of such Schedule shall also be deemed disclosed for purposes of such other parts of such Schedule to which such disclosure is applicable. Terms used in any Schedule to this Agreement and not otherwise defined in such Schedule shall have the meaning ascribed to such term in this Agreement.

     11.12 Third Parties. Except as expressly provided herein or as otherwise agreed by the parties hereto, the provisions of this Agreement are solely for the benefit of the parties hereto and shall not inure to the benefit of any third party.

     11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. This Agreement will become binding when one or more counterparts taken together will have been executed and delivered (including by facsimile) by the parties.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day and year first above written.

                                      PHILLIPS-VAN HEUSEN CORPORATION


                                      By: /s/ Bruce J. Klatsky
                                         --------------------------------------
                                         Name:  Bruce J. Klatsky
                                         Title: Chairman and Chief Exec. Officer


                                      CALVIN KLEIN, INC.



                                      By: /s/ Barry Schwartz
                                         --------------------------------------
                                         Name:  Barry Schwartz
                                         Title: Chairman and Chief Exec. Officer



                                      CALVIN KLEIN (EUROPE), INC.



                                      By: /s/ Barry Schwartz
                                         --------------------------------------
                                         Name:  Barry Schwartz
                                         Title: Chairman and Chief Exec. Officer



                                      CALVIN KLEIN (EUROPE II) CORP.



                                      By: /s/ Barry Schwartz
                                         --------------------------------------
                                         Name:  Barry Schwartz
                                         Title: Chairman and Chief Exec. Officer

                                      CALVIN KLEIN EUROPE S.R.L.



                                      By: /s/ Barry Schwartz
                                         --------------------------------------
                                         Name:  Barry Schwartz
                                         Title: Chairman and Chief Exec. Officer



                                      CK SERVICE CORP.



                                      By: /s/ Barry Schwartz
                                         --------------------------------------
                                         Name:  Barry Schwartz
                                         Title: Chairman and Chief Exec. Officer




                                      TRUST F/B/O ISSUE OF CALVIN KLEIN



                                      By: /s/ Flore Klein
                                         --------------------------------------
                                         Flore Klein, as trustee



                                      By: /s/ Deirdre Miles-Graeter
                                         --------------------------------------
                                         Deirdre Miles-Graeter, as trustee




                                      TRUST F/B/O ISSUE OF BARRY SCHWARTZ




                                      By: /s/ Sheryl Rona Schwartz
                                         --------------------------------------
                                         Sheryl  Rona Schwartz, as trustee

                                                     /s/ Calvin Klein
                                         --------------------------------------
                                                       Calvin Klein


                                                    /s/ Barry Schwartz
                                          --------------------------------------
                                                      Barry Schwartz


                                              /s/ Stephanie Schwartz-Ferdman
                                          --------------------------------------
                                                Stephanie Schwartz-Ferdman


                                                   /s/ Jonathan Schwartz
                                          --------------------------------------
                                                     Jonathan Schwartz

                                   APPENDIX A

                                   DEFINITIONS

     Definitions. The following terms when used in the Agreement shall have the respective meanings ascribed to them below:

     "Accounting Firm" has the meaning ascribed to such term in Section 1.4(b).

     "Action" shall mean any action, suit, claim, litigation, proceeding, arbitration, audit, investigation, or hearing (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, any Governmental Authority.

     "Adjustment Payment" has the meaning ascribed to such term in Section
1.4(c).

     "Affiliate" shall mean, with respect to a specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning ascribed to such term in the Preamble hereto.

     "Agreement and Assignment" has the meaning ascribed to such term in Section 7.11.

     "Apax Transaction" shall mean the transaction contemplated by the Securities Purchase Agreement among PVH, Lehman Brothers Inc. and the Investors named therein dated as of December 16, 2002.

     "Audited Financial Statements" has the meaning ascribed to such term in
Section 3.14(a).

     "Balance Sheet Rules" shall mean the rules identified on Schedule IV.

     "Base Amount" shall mean $20,000,000.

     "Basket" has the meaning ascribed to such term in Section 9.4(a).

     "Bearing the Marks" has the meaning ascribed to such term in Section
1.5(a).

     "Business Day" shall mean a day (other than a Saturday or Sunday), on which commercial banks are open for business in New York, New York.

     "CKI" has the meaning ascribed to such term in the Preamble hereto.

     "CK Companies" has the meaning ascribed to such term in the Preamble hereto and, for purposes of this Agreement, shall include any division of any CK Company, whether or not such division is a separate entity including, without limitation, CRK Advertising.

     "CK Companies Disclosure Schedule" shall mean that certain schedule attached hereto as Schedule I qualifying the representations and warranties contained in Article III.

     "CK Companies Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the CK Companies, taken as a whole. For the purposes of this Agreement, a CK Companies Material Adverse Effect shall not include any event, condition or contingency, or the effect thereof, resulting from (i) the entering into of any transaction consented to by PVH pursuant to Section 5.1(b), (ii) the announcement, negotiation, contemplation of Closing or actions taken in furtherance, of the transactions contemplated herein, (iii) events of war impacting the economy in general, and (iv) changes in general economic conditions or in the fashion, apparel, accessories, home furnishings or fragrance industries, in general.

     "CK Debt Obligations" has the meaning ascribed to such term in Section 1.6.

     "CK Europe I" has the meaning ascribed to such term in the Preamble hereto.

     "CK Europe II" has the meaning ascribed to such term in the Preamble hereto.

     "CK Intellectual Property Rights" has the meaning ascribed to such term in
Section 3.12(a).

     "CK Italy" has the meaning ascribed to such term in the Preamble hereto.

     "CK Trust" shall mean the Calvin Klein Trademark Trust, provided, that all references herein to the CK Trust shall only be with respect to the interests in such owned by CKI and shall exclude for all purposes of this Agreement (including Article III), the Class B and C ownership interests of Warnaco Inc. or any action taken by or on behalf of Warnaco Inc. with respect to the CK Trust or its interests therein.

     "CK Trust Agreement" shall mean the trust agreement established on March 14, 1994, as amended, by and between CKI, as settlor, and Wilmington Trust Company, as trustee, which trust agreement governs the CK Trust.

     "CK Umbrella" has the meaning ascribed to such term in Section 1.5(a).

     "CKI Plan" has the meaning ascribed to such term in Section 6.2(d).

     "Cap" has the meaning ascribed to such term in Section 9.4(a).

     "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership, ownership or participation interests, as applicable, including partnership interests, whether now outstanding or hereafter issued and any and all securities, debt instruments, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

     "Cash Purchase Price" has the meaning ascribed to such term in Section 1.2.

     "Certificates of Exemption" has the meaning ascribed to such term in
Section 6.4(h).

     "Channel" has the meaning ascribed to such term in Section 1.5(a).

     "Claim Notice" has the meaning ascribed to such term in Section 9.7.

     "Closing" has the meaning ascribed to such term in Section 1.1.

     "Closing Date" has the meaning ascribed to such term in Section 1.1.

     "Closing Date Balance Sheet" has the meaning ascribed to such term in
Section 1.4(a).

     "Closing Date Net Book Value" shall mean the number obtained by subtracting
(a) the sum of the liabilities, including deferred revenues, of the CK Companies set forth on the Closing Date Balance Sheet, from (b) the sum of the total assets of the CK Companies set forth on the Closing Date Balance Sheet. The Closing Date Net Book Value shall be calculated in accordance with GAAP.

     "Closing Time" has the meaning ascribed to such term in Section 1.1.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published.

     "Company Employee Plan" has the meaning ascribed to such term in Section 4.14(a).

     "Company Plans" has the meaning ascribed to such term in Section 3.20(d).

     "Confidential Information" shall mean trade secrets, confidential or proprietary information, knowledge, or know-how pertaining primarily to the business of any CK Company or any confidential or proprietary information concerning any supplier or customer of any CK Company, including, without limitation, customer lists, research and development information and materials, inventions, formulas, methods, techniques, processes, plans, product designs, material designs, fabric designs, procedures, contracts, financial information and computer models. The term Confidential Information shall not include (i) information that is generally available to the public or within the apparel and fashion industry, other than as a result of a disclosure by the receiving party or its directors, officers, stockholders, partners, Affiliates, employees, agents or advisors in violation of this Agreement; (ii) information which, prior to disclosure to the receiving party by or on behalf of the disclosing party, was already in the receiving party's possession on a non-confidential basis;
(iii) information that was developed without the use of Confidential Information; (iv) information that becomes available to the receiving party on a non-confidential basis from a source other than any CK Company or any of its advisors, agents or Affiliates, provided, that such source is not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy to such CK Company or any other party; (v) information which is reasonably necessary for the purpose of the disclosing party asserting its rights in a dispute among the parties hereunder or under any Related Agreement; or (vi) information reasonably related to any Tax Returns or similar matters required to be prepared by the disclosing party or any of their representatives and filed with any Governmental Authority, provided, that, with respect to Confidential Information disclosed as a result of or in connection with clause (vi) herein, the disclosing party shall request confidential treatment of such Confidential Information.

     "Confidentiality Agreement" shall mean that certain confidentiality agreement between PVH and CKI dated March 6, 2002.

     "Consulting Agreement" has the meaning ascribed to such term in Section
7.10.

     "Contracts" shall mean all legally binding leases, including, without limitation, Real Property Leases, licenses, contracts, agreements, indentures, promissory notes, guarantees, arrangements, commitments and understandings of any kind, whether written or oral, to which any CK Company or the CK Trust is a party or by which any CK Company or the CK Trust or any of the assets of any CK Company or the CK Trust may be bound, and all rights arising under any of them.

     "Damages" shall mean losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies, Taxes and reasonable expenses and costs, including reasonable attorneys' and auditors' fees (and any reasonable experts' fees) and court costs, in each case as determined by an agreement of the parties or a court of competent jurisdiction.

     "Design Services Agreement" shall mean the letter agreement dated July 25, 1994 relating to the design services provided by Mr. Klein to CKI.

     "Design Services Purchase Payment Default" has the meaning ascribed to such term in Section 1.5(f).

     "Design Services Purchase Payments" has the meaning ascribed to such term in Section 1.5(a).

     "Design Services Rate" has the meaning ascribed to such term in Section 1.5 of the Sellers Disclosure Schedule.

     "Design Services Security Agreement" shall mean the pledge and security agreement to be entered into at Closing between PVH, the CK Companies (other than CK Italy) (each as constituted after the Closing) and Mr. Klein in the form attached hereto as Exhibit I.

     "DOJ" shall mean the United States Department of Justice.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder.

     "Employee Benefit Plans" has the meaning ascribed to such term in Section 3.20(a).

     "Employee Program" shall mean any "employee benefit plan", within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA.

     "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

     "Environmental Condition" shall mean any condition with respect to the Environment on or off any Facility caused by a Release of Hazardous Substances or violation of Environmental Laws, whether or not yet discovered, which could or does result in any Damages, including, without limitation, any condition resulting from the operation of the business of any CK Company or the operation of the business of any subtenant or occupant of any Facility or that of other property owners or operators in the vicinity of any Facility or any activity or operation formerly conducted by any person or entity on or off such Facility.

     "Environmental Laws" shall mean all Laws relating to the pollution of or protection of the Environment, from contamination by, or relating to injury to, or the protection of, real or personal property or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Governmental Authorities pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes.

     "Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to any Environmental Law.

     "Escrow Agreement" has the meaning ascribed to such term in Section 1.3(b).

     "Estimated Closing Date Net Book Value" has the meaning ascribed to such term in Section 1.4.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued under that Act or any successor law.

     "FTC" shall mean the United States Federal Trade Commission. ---

     "Facility" shall mean any facility that is now or has heretofore been owned, leased or used in connection with the business of any CK Company.

     "Final Quarter" has the meaning ascribed to such term in Section 1.5(a).

     "Financial Statements" shall mean the Audited Financial Statements and the Unaudited Financial Statements.

     "GAAP" shall mean United States generally accepted accounting principles, and for purposes of Section 1.4 shall include the Balance Sheet Rules.

     "Governmental Authority" shall mean any (i) federal, state, local, provincial, municipal, foreign, or other government, (ii) governmental or quasi-governmental authority of any nature or (iii) other body exercising any statutory, administrative, judicial, arbitrative, legislative, police, regulatory, or taxing authority or power.

     "Governmental Permits" shall mean all licenses, franchises, registrations, permits, privileges, immunities, approvals and other authorizations from a Governmental Authority.

     "Group" has the meaning ascribed to such term in Section 3.20(a).

     "Guarantee" shall mean the pledgor guarantee in favor of Mr. Klein executed by the CK Companies (other than CK Italy) (each as constituted after the Closing) as of the Closing Time in the form attached hereto as Exhibit L.

     "Hazardous Substance" shall mean any substance whether solid, liquid or gaseous in nature:

          (i) the presence of which requires notification, investigation, or remediation under any Environmental Law;

          (ii) which is or becomes defined as "toxic", a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present Environmental Laws;

          (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority;

          (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds;

          (v) which contains polychlorinated byphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

          (vi) which contains or emits radioactive particles, waves or materials, including radon gas.

     "Foreign Plan" shall mean any plan which is described in Section 4(b)(4) of ERISA, and which is maintained, sponsored or contributed to by, or covers any employee of, PVH or any of its Subsidiaries

     "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

     "HSR Clearance" shall mean the expiration or early termination of any applicable waiting period under the HSR Act, without any suit to enjoin the transactions contemplated herein having been filed by the DOJ or FTC under Title 15 of the United States Code.

     "HSR Date" has the meaning ascribed to such term in Section 1.1.

     "Holdback Shares" shall mean such number of shares of PVH Common Stock equal to the quotient of (i) $15,000,000 divided by (ii) the PVH Common Stock Closing Price (rounded up to the nearest whole number).

     "Indemnitee" has the meaning ascribed to such term in Section 9.7.

     "Indemnitor" has the meaning ascribed to such term in Section 9.7.

     "Initial Quarter" has the meaning ascribed to such term in Section 1.5(a).

     "Intellectual Property Rights" has the meaning ascribed to such term in
Section 3.12(a).

     "Intercreditor Agreement" shall mean the intercreditor and subordination agreement by and among the Working Capital Agent, Term Lender (each term as defined therein) and Mr. Klein to be entered into at Closing in the form attached hereto as Exhibit K.

     "International Employees" has the meaning ascribed to such term in Section 3.10(d).

     "International Plans" has the meaning ascribed in Section 3.20(a).

     "J. Schwartz" has the meaning ascribed to such term in the Preamble hereto.

     "Klein Group Sellers" shall mean Mr. Klein and the Klein Trust.

     "Klein Heirs" has the meaning ascribed to such term in Section 1.5(a).

     "Klein Trust" has the meaning ascribed to such term in the Preamble hereto.

     "Knowledge" shall mean, with respect to the Sellers, the actual knowledge, or the knowledge that would be expected to have been obtained upon reasonable inquiry by any of the Sellers, and with respect to the CK Companies, the actual knowledge, or the knowledge that would be expected to have been obtained upon reasonable inquiry of Mr. Klein, Mr. Schwartz, Tom Murry, Len LaSalandra, Kathy Melita, Pamela Bradford, Deirdre Miles-Graeter, Max Weinstein, Kim Vernon, William Baer, William Voight and Mark Katz.

     "Law" shall mean any constitution, law, treaty, compact, directive, ordinance, principal of common law, permit, authorization, variance, regulation, rule, or statute, including, without limitation, all federal, foreign, international, state and local laws related to Taxes, ERISA, Hazardous Substances and the Environment, zoning and land use, intellectual property, privacy, occupational safety and health, consumer protection, product quality, safety, employment and labor matters.

     "Licensee Sales" has the meaning ascribed to such term in Section 1.5(a).

     "Liens" shall mean all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or similar restrictions.

     "Line Letter" shall mean the Line Letter between CKI and JPMorgan Chase Bank dated March 14, 2002.

     "Liquidated Damages Amount" shall mean the amount of liquidated damages for the year in which any Design Services Purchase Payment Default occurs determined pursuant to the formula set forth on Schedule V.

     "Marks" shall mean the trademarks and service marks CALVIN KLEIN, CK/CALVIN KLEIN and CK, and all variations and combinations thereof throughout the entire world in connection with all products and services other than to the extent a trademark or service mark is subject to the Class B and Class C interest in the CK Trust, together with all related recordations, applications for registration and registrations, and all goodwill associated therewith. Notwithstanding the foregoing, for purposes of Section 1.5, "Marks" shall have the meaning ascribed thereto in the Agreement and Assignment.

     "Mr. Klein" has the meaning ascribed to such term in the Preamble hereto.

     "Mr. Schwartz" has the meaning ascribed to such term in the Preamble hereto.

     "Multiemployer Plan" has the meaning ascribed to such term in Section 3.20(e).

     "Net Book Value Overage" has the meaning ascribed to such term in Section 1.4(a).

     "Net Book Value Underage" has the meaning ascribed to such term in Section 1.4(a).

     "New Corporate Name" has the meaning ascribed to such term in Section
1.5(a).

     "Notarial Deed" has the meaning ascribed to such term in Section 7.12.

     "Notice of Disagreement" has the meaning ascribed to such term in Section 1.4(b).

     "NYSE" shall mean the New York Stock Exchange.

     "Off-Balance Sheet Arrangement" shall mean any transaction, agreement or other contractual arrangement to which an entity that is not consolidated with PVH is a party, under which PVH, whether or not a party to the arrangement, has, or in the future may have: (i) any obligation under a direct or indirect guarantee or similar arrangement; (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (iii) derivatives, to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements of PVH; or (iv) any obligation or liability in excess of $5,000,000, including a contingent obligation or liability, not incurred in the ordinary course of business to the extent that such obligation or liability is not fully reflected in the financial statements of PVH (excluding the footnotes thereto).

     "Order" shall mean any award, decision, injunction, decree, stipulation, determination, writ, judgment, order, ruling, or verdict ordered, issued, made or rendered by any court, administrative agency or other Governmental Authority.

     "Payment Period" has the meaning ascribed to such term in Section 1.5 of the Sellers Disclosure Schedule.

     "Payment Statement" has the meaning ascribed to such term in Section
1.5(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Arrangements" has the meaning ascribed to such term in Section 3.11(a).

     "Permitted Liens" shall mean Liens (i) for any current taxes or assessments not yet delinquent, (ii) created by statute of carriers, warehousemen, vendors, mechanics, laborers or materialmen incurred in the ordinary course of business for sums not yet due or (iii) real and personal property leases and licenses for the use of CK Intellectual Property Rights.

     "Person" shall mean any individual, firm, unincorporated organization, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, cooperative marketing association, joint venture, estate, trust, association or other entity as well as any syndicate or group that would be deemed to be a person under Section 13(a)(3) of the Exchange Act.

     "Pre-Closing Tax Periods" has the meaning ascribed to such term in Section 6.4(a).

     "Purchase Price" has the meaning ascribed to such term in Section 1.2.

     "Purchase Shares" has the meaning ascribed to such term in the Recitals hereto.

     "PVH" has the meaning ascribed to such term in the Preamble hereto.

     "PVH Balance Sheet" has the meaning ascribed to such term in Section 4.11.

     "PVH Common Stock Closing Price" shall mean the average closing sales price on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal) for a share of PVH Common Stock for the ten Business Day period ending on the Business Day immediately prior to the Closing Date.

     "PVH Channel" has the meaning ascribed to such term in Section 1.5(a).

     "PVH Disclosure Schedule" shall mean that certain schedule attached hereto as Schedule II qualifying the representations and warranties contained in
Article IV.

     "PVH Group Member" shall mean each of PVH and its Affiliates (including, each CK Company as constituted after the Closing) and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

     "PVH Intellectual Property" shall have the meaning ascribed to such term in
Section 4.13(a).

     "PVH Marks" shall mean all of the trademarks, service marks and trade names throughout the entire world licensed to or used by PVH or any of its Subsidiaries and/or owned by PVH or any of its Subsidiaries including, but not limited to, Van Heusen, Bass,G.H., Bass & Co., Izod, cKCalvin Klein, Geoffrey Beene, Arrow, DKNY, Kenneth Cole New York and Reaction by Kenneth Cole.

     "PVH Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations or financial condition or, to the knowledge of PVH, prospects of PVH and its Subsidiaries, taken as a whole. For the purposes of this Agreement, a PVH Material Adverse Effect shall not be deemed to arise by reason of (i) the transactions contemplated hereby and by the Apax Transaction,
(ii) events of war impacting the economy in general, and (iii) changes in general economic conditions or in the fashion, apparel, accessories, home furnishings or fragrance industries, in general.

     "PVH Savings Plan" has the meaning ascribed to such term in Section 6.2(d).

     "PVH Shares" has the meaning ascribed to such term in Section 1.2.

     "Qualified Plan" has the meaning ascribed to such term in Section 3.20(d).

     "Real Property Leases" shall mean all leases for real property to which any CK Company is a party or by which it is bound.

     "Registration Rights Agreement" has the meaning ascribed to such term in
Section 8.13.

     "Related Agreements" shall mean (i) the Consulting Agreement, the Agreement and Assignment and the Registration Rights Agreement, and (ii) those other agreements and documents entered into or delivered between PVH, the CK Companies and the Sellers related to, ancillary to, or in connection with this Agreement or the documents listed in clause (i) hereof.

     "Restricted Business" has the meaning ascribed to such term in Section 6.3(a).

     "Retail Direct Sales" has the meaning ascribed to such term in Section 1.5(a).

     "Right" shall have the meaning set forth in the Rights Agreement.

     "Rights Agreement" shall mean the Rights Agreement, dated as of June 10, 1986, as amended, by and between the Company and The Bank of New York (successor to The Chase Manhattan Bank, N.A.), as Rights Agent, and each amendment and extension thereof.

     "Rights Holder" has the meaning ascribed to such term in Section 6.4(h).

     "Schwartz Design Services Form" has the meaning ascribed to such term in
Section 7.17.

     "Schwartz Group Sellers" shall mean Mr. Schwartz, the Schwartz Trust, Schwartz-Ferdman and J. Schwartz.

     "Schwartz Trust" has the meaning ascribed to such term in the Preamble hereto.

     "Schwartz-Ferdman" has the meaning ascribed to such term in the Preamble hereto.

     "SEC Reports" has the meaning ascribed to such term in Section 4.7.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued under that Act or any successor law.

     "Seller Group Member" shall mean the Sellers and each of their respective agents and attorneys and their respective successors and permitted assigns.

     "Sellers" has the meaning ascribed to such term in the Preamble hereto.

     "Sellers Disclosure Schedule" shall mean that certain schedule attached hereto as Schedule III qualifying the representations and warranties contained in Article II.

     "Sellers' Representative" shall mean Mr. Klein, for the Klein Group Sellers, and Mr. Schwartz for the Schwartz Group Sellers, or such other persons as the Sellers from time to time designated by written notice to PVH.

     "September 28 Balance Sheet" shall mean the combined balance sheets of CKI and its affiliates for the period ended September 28, 2002.

     "Service Corp." has the meaning ascribed to such term in the Preamble hereto.

     "Servicing Agreement" shall mean the servicing agreement dated as of March 14, 1994 between CKI and the CK Trust.

     "Severance Qualified Employee" has the meaning ascribed to such term in
Section 6.2(a).

     "Stock Certificates" has the meaning ascribed to such term in Section 1.2.

     "Straddle Periods" has the meaning ascribed to such term in Section 6.4(b).

     "2001 Balance Sheet" shall mean the combined balance sheets of CKI and its affiliates for the fiscal year ended December 29, 2001.

     "Subsidiary" shall mean, as to any Person, any other Person more than 50% of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

     "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments, governmental charges, duties, impositions and liabilities, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, escheat, use, value added, capital, gross receipts, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, profits, withholding, disability, real property, personal property, registration, customs duties, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Tax Authority, including any related charges, fees, interest, penalties, additions to tax or other assessments.

     "Tax Authority" shall mean any foreign or domestic government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or Tax regulatory authority.

     "Tax Returns" shall mean all returns, reports, declarations, estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

     "Termination Date" has the meaning ascribed to such term in Section
10.1(d).

     "Unaudited Financial Statements" has the meaning ascribed to such term in
Section 3.14(a).

     "Union Plans" has the meaning ascribed to such term in Section 3.20(d).

     "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

     "Warrant" shall mean the warrant exercisable for an aggregate of 320,000 shares of PVH's common stock, par value $1.00 per share (the "PVH Common Stock") at an exercise price equal to $28 per share. The Warrant shall be issued to Mr. Klein, exercisable for a nine-year period from the Closing Date, and shall be in the form attached hereto as Exhibit J.

     "Wholesale Direct Sales" has the meaning ascribed to such term in Section 1.5(a).


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